SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                                Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ACI WORLDWIDE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2022

Annual Meeting of Stockholders

Date: June 1, 2022

Time: 10:00 AM Eastern Time

Place: Via live audio-only webcast at www.proxydocs.com/ACIW

ACI Worldwide
Real-Time Payments

April 18, 2022

Dear Stockholder:

You are cordially invited to attend the 2022 Annual Meeting of Stockholders of ACI Worldwide, Inc. The meeting will begin promptly at 10:00 a.m. Eastern Time on June 1, 2022 via a live audio-only webcast. Instructions on how to participate in the Annual Meeting are posted at www.proxydocs.com/ACIW. Prior registration to attend the Annual Meeting is required and can be completed at www.proxydocs.com/ACIW. Only stockholders who held shares at the close of business on the record date, April 8, 2022, may vote at the Annual Meeting, including any adjournment thereof.

Details of the business to be conducted at our meeting are provided in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. We encourage you to carefully read these materials as well as our Annual Report to Stockholders.

Your vote is very important, and I urge you to use this opportunity to take part in the affairs of your company. Please vote as soon as possible to ensure that your shares are represented at the Annual Meeting.

Sincerely,

Charles Bobrinskoy

Chairman of the Board of Directors

2022 PROXY STATEMENT

Notice of 2022 Annual Meeting of Stockholders

Date	June 1, 2022

Time	10:00 a.m. Eastern Time

Place	Via a live audio-only webcast at www.proxydocs.com/ACIW There is no physical location for the 2022 Annual Meeting.

Record Date	Close of business on April 8, 2022

Items of Business

•  To elect the ten directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2023 Annual Meeting of Stockholders;

•  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022;

•  To conduct an advisory vote to approve named executive officer compensation; and

•  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

We have adopted a virtual format for our 2022 Annual Meeting. In order to attend the Annual Meeting, you must register in advance at www.proxydocs.com/ACIW. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you access to the meeting and will also permit you to submit questions.

YOUR VOTE IS VERY IMPORTANT

Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. You may vote over the Internet, by telephone or, if you requested printed proxy materials, by mailing a completed proxy card. For more detailed information regarding how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section entitled Questions and Answers About this Proxy Material and Voting beginning on page 2 of the Proxy Statement, or, if you requested to receive printed proxy materials, your enclosed proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY

MATERIALS FOR THE STOCKHOLDER MEETING

TO BE HELD ON JUNE 1, 2022

Our Proxy Statement and Annual Report are also available online at

www.proxydocs.com/ACIW

2022 PROXY STATEMENT

Proxy Statement Table of Contents

About ACI

Annual Meeting Proposals

2022 PROXY STATEMENT  i

ii

Proxy Statement for the Annual Meeting of Stockholders

to be held on June 1, 2022

About ACI

ACI is a global software company that provides mission-critical real-time payment solutions to corporations. Customers use our proven, scalable and secure solutions to process and manage digital payments, enable omni-commerce payments, present and process bill payments and manage fraud and risk. We combine our global footprint with local presence to drive the real-time digital transformation of payments and commerce.

ACI provides unmatched deployment flexibility, with options for customers to run ACI software on their premises, in the public cloud, in ACI’s private cloud or in a hybrid model. ACI is delivering this strategy across our software solutions and services, helping customers overcome challenges, attain business goals and succeed in enterprise payments.

In this Proxy Statement, the terms “ACI,” the “Company,” “we,” and “our” refer to ACI Worldwide, Inc.

This Proxy Statement contains a report issued by the Audit Committee relating to certain of its activities during 2021 and a report issued by the Compensation and Leadership Development Committee relating to executive compensation during 2021. Stockholders should be aware that under Securities and Exchange Commission rules, these committee reports are not considered “filed” with the Securities and Exchange Commission under the Securities Exchange Act of 1934 and are not incorporated by reference in any past or future filing by ACI Worldwide, Inc. under the Securities Exchange Act of 1934 or the Securities Act of 1933, unless specifically referenced. Additionally, the information contained on aciworldwide.com is not incorporated by reference into this Proxy Statement.

These materials were first made available to stockholders on April 18, 2022.

Date, Time and Place of Meeting

When:	June 1, 2022 10:00 a.m. Eastern Time

Where:	Via a live audio-only webcast at www.proxydocs.com/ACIW. There is no physical location for the 2022 Annual Meeting.

Record Date:	April 8, 2022

This Proxy Statement is being furnished in connection with the solicitation by and on behalf of the Board of proxies to be used at our 2022 Annual Meeting of Stockholders, and any postponement or adjournment thereof. A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), accompanies this Proxy Statement.

2022 PROXY STATEMENT  1

Annual Meeting Proposals
Proposal		Recommendation of the Board

1.	Election of directors	FOR Each of the nominees

2.	Ratification of appointment of independent registered public accounting firm	FOR

3.	Advisory vote to approve named executive officer compensation	FOR

Questions and Answers about this Proxy Material and Voting

Why am I receiving these materials?

We are making these proxy materials available because the Board of Directors (the “Board of Directors” or the “Board”) of ACI is soliciting your proxy to vote at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). You are invited to attend the Annual Meeting via audio-only webcast to vote on the proposals described in this Proxy Statement so long as you register to attend the Annual Meeting at www.proxydocs.com/ACIW. You will be asked to provide the control number located inside the shaded box on your Notice or proxy card (the “Control Number”) as described in the Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) or proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. If you request a printed copy of our proxy materials by mail, your broker or nominee will provide a voting instruction card for you to use.

You do not need to attend the Annual Meeting to vote your shares. Instead, you may follow the instructions below to submit your proxy by telephone or on the Internet, or complete, sign and return the proxy card.

Under the U.S. Securities and Exchange Commission’s (the “SEC”) “notice and access” rules, ACI has elected to use the Internet as its primary means of furnishing proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of ACI’s proxy materials. ACI intends to commence mailing to all stockholders of record entitled to vote at the Annual Meeting the Internet Availability Notice on or about April 18, 2022. The Internet Availability Notice will include instructions on how to receive a paper copy of your proxy materials, if you so choose.

ACI’s office is located at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134; our telephone number is (305) 894-2200.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full paper copy of this Proxy Statement and Annual Report to Stockholders?

We are acting under a Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet rather than in paper form. This rule allows a company to send its stockholders a notice regarding Internet availability of proxy materials. Instructions on how to access the proxy materials over the Internet or how to request a paper copy of proxy materials may be found in the Internet Availability Notice.

How can I attend the Annual Meeting?

This year’s Annual Meeting will be accessible through the Internet via a live audio-only webcast. Prior registration to attend the Annual Meeting at www.proxydocs.com/ACIW is required. You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on our record date of April 8, 2022 or hold a valid proxy for the meeting. To be admitted to the Annual Meeting’s live audio-only webcast, you must register at www.proxydocs.com/ACIW as described in the Internet Availability Notice or proxy card. As part of the registration process, you must enter the Control Number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

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This year’s stockholder question and answer session will include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxydocs.com/ACIW after logging in with your Control Number.

Who can vote at the Annual Meeting?

You will be entitled to vote at the Annual Meeting if you owned ACI’s common stock (“Common Stock”), either as a stockholder of record or as a beneficial owner, as of the close of business on April 8, 2022 (the “Record Date”). On the Record Date, there were 115,002,792 shares of Common Stock outstanding. Holders of these outstanding shares are entitled to one vote for each share of Common Stock held by them as of April 8, 2022 at the Annual Meeting. Shares of Common Stock held as treasury stock are not entitled to be voted at the Annual Meeting. Each stockholder is entitled to one vote per share of Common Stock held on all matters to be voted on by stockholders. Unless context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of Common Stock entitled to vote at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, EQ Shareowner Services, the Internet Availability Notice was sent directly to you by ACI. The Internet Availability Notice provides instructions on how to request printed proxy materials and how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card. If your shares are held in an account at a brokerage firm, bank, trust, or other similar organization, like the vast majority of our stockholders, you are considered the “beneficial owner” of shares held in “street name” and the Internet Availability Notice was forwarded to you by that organization. You will receive instructions from your broker, bank, trustee, or other nominee that must be followed in order for your broker, bank, trustee, or other nominee to vote your shares per your instructions.

What am I voting on?

There are three matters scheduled for a vote:

•	Proposal No. 1. To elect the ten directors named in the accompanying proxy statement to our Board of Directors to hold office until the 2023 Annual Meeting of Stockholders;

•	Proposal No. 2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

•	Proposal No. 3. To approve, on an advisory basis, named executive officer compensation.

How do I vote?

For Proposal No. 1, you may either vote “For”, vote “Against” or vote to “Abstain” with respect to each of the nominees for the Board of Directors. You may not vote your proxy “For” the election of any persons other than the ten named nominees. For all other matters to be voted on, you may vote “For” or “Against” or abstain from voting on the applicable proposal.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the Internet Availability Notice, or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting via audio-only webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

•

To vote using the proxy card, complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•	To vote by telephone, please follow the instructions provided on your proxy card or the Internet Availability Notice.

•

To vote during the Annual Meeting, you must do so through www.proxydocs.com/ACIW. To be admitted to the Annual Meeting and vote your shares, you must register and provide the Control Number as described in the Internet Availability Notice or proxy card. After completion of your registration, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

2022 PROXY STATEMENT  3

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?” for voting instructions if you beneficially own shares held in street name.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of Common Stock you own as of the close of business on April 8, 2022.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted as follows:

•	“For” the election of each of the ten nominees for director;

•	“For” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2022; and

•	“For” the approval, on an advisory basis, of the compensation of our named executive officers.

If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

ACI will pay for the entire cost of soliciting proxies, including the preparation, assembly, printing and mailing of the Internet Availability Notice, this Proxy Statement, the proxy and any additional solicitation material that ACI may provide to stockholders. Copies of the proxy materials and any other solicitation materials will be provided to brokerage firms, banks, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. ACI will reimburse such brokerage firms, banks, fiduciaries and other custodians for the reasonable out-of-pocket expenses incurred by them in connection with forwarding the proxy materials and any other solicitation materials.

In addition to ACI mailing these proxy materials, the Internet Availability Notice and the Annual Report (as applicable), ACI’s directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. Mediant Communications LLC will monitor voting and deliver executed proxies to our voting tabulator.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials (including multiple copies of this Proxy Statement and multiple proxy cards or multiple Internet Availability Notices), your shares are registered in more than one name or are registered in different accounts. Please complete, date, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting.

If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may vote again on a later date over the Internet or by telephone as set forth on the Internet Availability Notice.

•	You may send a written notice that you are revoking your proxy to the Secretary of ACI at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134.

•	You may attend the Annual Meeting and submit an electronic ballot.

If you are a beneficial owner of our shares, you will need to contact your bank, brokerage firm, trustee, or other nominee to revoke any prior voting instructions.

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How are votes counted?

Votes will be counted by the inspector of elections appointed for the meeting as follows:

Proposal No. 1. The inspector of elections will count “For” votes, “Against” votes and votes to “Abstain.” Abstentions and broker non-votes will not affect the outcome of Proposal No. 1.

Proposal No. 2. The inspector of elections will count “For” and “Against” votes. Abstentions will have the effect of a vote against the proposal. Brokers have discretionary voting authority to vote on Proposal No. 2 in the absence of voting instructions from their customers. As a result, there should be no broker non-votes with respect to this proposal, but if there are any such broker non-votes, they will not affect the outcome of Proposal No. 2.

Proposal No. 3. The inspector of elections will count “For” and “Against” votes. Broker non-votes will not affect the outcome of Proposal No. 3. Abstentions will have the effect of a vote against the proposal.

See “How many votes are needed to approve each proposal?” for further details regarding the votes needed to approve each proposal.

What is a “broker non-vote”?

If your shares are held by your broker, bank or other similar organization as your nominee (that is, in “street name”), you will need to follow the voting instructions provided by that organization on how to vote your shares. If you do not provide voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker, bank, or other organization is not permitted to vote on that matter, including the election of directors or executive compensation matters, without instructions from the beneficial owner and instructions are not given. We encourage you to provide instructions to your broker or other nominee regarding voting your shares. On any matter for which your broker or other nominee does not vote on your behalf, the shares will be treated as “broker non-votes.”

Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but broker non-votes will not be counted for purposes of determining the number of shares present or represented by proxy at the Annual Meeting with respect to a particular proposal on which the broker has expressly not voted. See “How are votes counted?” for further details regarding the effect of broker non-votes on the proposals set forth in this Proxy Statement.

How is an abstention counted?

Abstentions will be counted for purposes of determining the presence or absence of a quorum. The effect of an abstention on the outcome of the voting on a particular proposal depends on the vote required to approve that proposal, as described in the “How many votes are needed to approve each proposal?” section below.

How many votes are needed to approve each proposal?

Proposal No. 1. We have a majority voting standard for uncontested elections of directors, including the election of directors in the Annual Meeting. Under our Bylaws, the number of shares voted “For” a director’s election must exceed 50% of the number of votes cast with respect to that director’s election. A director standing for re-election who fails to receive the required number of votes is expected to tender his or her resignation, which resignation will be accepted in the Board’s exclusive discretion. The Board will only nominate for election or re-election candidates who agree to tender an irrevocable resignation upon failure to receive the required vote.

In contested elections – where the number of nominees exceeds the number of directors to be elected – each director will be elected by a plurality of the votes cast.

Proposal No. 2. Ratification of the appointment of Deloitte & Touche LLP as ACI’s independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

2022 PROXY STATEMENT  5

Proposal No. 3. Approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement requires the affirmative “For” vote of a majority in voting power of the votes cast by the holders of all shares present, or represented by proxy, and voting affirmatively or negatively on such matter.

See “How are votes counted?” for further details regarding the effect of abstentions and broker-non votes on the proposals set forth in this Proxy Statement.

What are the Board’s voting recommendations?

•	Proposal No. 1. “For” each of the nominees to the Board of Directors.

•	Proposal No. 2. “For” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

•	Proposal No. 3. “For” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if a majority of all outstanding shares is represented by stockholders at the Annual Meeting, by means of remote communication or represented by proxy. On the Record Date, there were 115,002,792 shares of Common Stock issued, outstanding and entitled to vote, which number excludes 25,522,263 shares of Common Stock held as treasury stock by ACI. Thus, 57,501,397 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. Your shares will be counted towards the quorum if you submit a valid proxy or vote at the Annual Meeting. In addition, under the General Corporation Law of the State of Delaware, abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days following the Annual Meeting. In the event we are unable to obtain the final voting results within four business days, we will file the preliminary voting results in a Current Report on Form 8-K within four business days following the Annual Meeting and will file an amended Form 8-K with the final voting results within four business days after the final voting results are known.

How can stockholders submit a proposal for inclusion in our Proxy Statement for the 2023 annual meeting of stockholders?

To be included in our proxy statement for the 2022 annual meeting of stockholders, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as provided below, stockholder proposals must be received by our Secretary at our principal executive offices no later than December 19, 2022. The Corporate Governance Committee will review proposals submitted by stockholders for inclusion at our next annual meeting of stockholders and will make recommendations to our Board on an appropriate response to such proposals.

How can stockholders submit proposals to be raised at the 2023 annual meeting of stockholders that will not be included in our proxy statement for the 2023 annual meeting of stockholders?

To be raised at the 2023 annual meeting of stockholders, stockholder proposals must comply with our Bylaws. To be timely, a stockholder’s notice of a proposal must be delivered to or mailed and received at our principal executive offices not earlier than February 1, 2023 and not later than March 3, 2023. Under our proxy access bylaw, if a stockholder (or a group of up to 20 stockholders) who has owned at least 3% of our shares for at least three years and has complied with the other requirements set forth in our Bylaws wants us to include director nominees (up to the greater of two nominees or 20% of the Board) in our 2023 proxy statement and form of proxy for election at our 2023 Annual Meeting of Stockholders, the nominations must be received by ACI’s Secretary at ACI’s office located at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida

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33134 not earlier than November 19, 2022 and not later than December 19, 2022. If a stockholder wishes only to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential nominee for director, see the procedures discussed in “Stockholder Communications with our Board.” Any stockholder considering a proxy access nomination should carefully review our Bylaws, which are available on our website at aciworldwide.com.

In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act to comply with the universal proxy rules (effective for meetings held after August 31, 2022), which notice must be postmarked or transmitted electronically to us at our principal executive offices no later than April 2, 2023. However, if the date of the 2023 Annual Meeting is changed by more than 30 calendar days from such anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2023 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 Annual Meeting is first made.

What if the date of the 2023 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting?

Under Rule 14a-8 of the Exchange Act, if the date of the 2023 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, to be included in our proxy statement for such meeting, stockholder proposals must be received by us within a reasonable time before our solicitation is made. Under our Bylaws, if the date of the annual meeting is advanced more than 30 calendar days prior to or delayed by more than 30 calendar days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of (A) the 90th calendar day prior to such annual meeting and (B) the 10th calendar day following the day on which public disclosure of the date of such meeting is first made.

Does a stockholder proposal require specific information?

To be included in our proxy statement, stockholder proposals must comply with the requirements of Rule 14a-8 under the Exchange Act. With respect to a stockholder’s nomination of a candidate for our Board, the stockholder notice to our Secretary must contain certain information as set forth in our Bylaws about both the nominee and the stockholder making the nomination. With respect to any other business that the stockholder proposes, the stockholder notice must contain a brief description of such business and the reasons for conducting such business at the meeting, as well as certain other information as set forth in our Bylaws. If you wish to bring a stockholder proposal or nominate a candidate for director, you are advised to review Rule 14a-8 under the Exchange Act and our Bylaws, as applicable, which contain additional requirements about advance notice of stockholder proposals and director nominations. Pursuant to Rule 14a-4(c) under the Exchange Act, if ACI does not receive advance notice of a stockholder proposal to be brought before its next annual meeting of stockholders in accordance with the requirements of its Bylaws, the proxies solicited by ACI may confer discretionary voting authority to vote proxies on the stockholder proposal without any discussion of the matter in the proxy statement.

2022 PROXY STATEMENT  7

Corporate Governance

Our corporate governance practices and the diverse skills and attributes that our directors bring to ACI support our business as a global payments software company. All our director nominees have served in leadership roles and, except for our CEO, all nominees are independent. Through proactive evaluation and assessment, our Board can adapt and ensure that the right skills and experience are represented on our Board.

Our corporate governance structure is designed to serve the best interests of our stockholders.

Excellence on our Board

• Annual elections of directors

• Annual Board and committee evaluations

• All committee members are independent

• Majority voting standard in uncontested elections

• Directors attended at least 75% of Board and committee meetings in 2021

Stockholder Alignment

• Proactive engagement with our stockholders

• Proxy access to make it easier for stockholders to nominate director candidates

• Prohibition of short sales, transactions in derivatives and hedging and pledging of ACI stock by our directors and executive officers

• Stock ownership guidelines for our CEO, executive officers and directors

ACI’s key governance documents, including our Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters for each of our Board committees, are available on our website at aciworldwide.com.

Board of Directors and Committees

Our Board has three standing committees: the Audit Committee, the Compensation and Leadership Development Committee, and the Nominating and Corporate Governance Committee. The following table provides membership information for each of the standing Board committees as of April 18, 2022:

Name	Audit	Compensation and Leadership Development	Nominating and Corporate Governance	Independent	Tenure(1)	# of Other Public Company Boards

Odilon Almeida				N	2	1

Charles K. Bobrinskoy (Chairman)				Y	1	0

Janet O. Estep				Y	6	1

James C. Hale III				Y	6	2

Mary P. Harman				Y	1	0

Didier R. Lamouche				Y	1	3

Charles E. Peters, Jr.				Y	7	0

Adalio T. Sanchez				Y	7	3

Thomas W. Warsop III				Y	7	0

Samir M. Zabaneh				Y	1	1

Chair                 Member

(1) Full years of service as of the annual meeting date

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Director Independence

Our Board follows the NASDAQ listing standards requirements on director independence. Our Board reviews at least annually the independence of each director. During these reviews, the Board considers transactions and relationships between each director (and his or her immediate family and affiliates) and ACI and its management to determine whether any transactions or relationships are inconsistent with a determination that the director is independent. This review is based primarily on responses of the directors to questions in a directors’ and officers’ questionnaire regarding employment, business, familial, compensation and other relationships with us and our management.

The Board has determined that each of our directors is independent, except Odilon Almeida, our President and CEO.

As required by NASDAQ, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

The Audit Committee operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. Our Audit Committee assists our Board in its general oversight of financial reporting, internal controls and audit functions and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm. Our Audit Committee also provides oversight of ACI’s enterprise risk management, business continuity and information security programs.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Audit Committee is comprised of Ms. Estep, Mr. Hale, Mr. Peters, Mr. Warsop and Mr. Zabaneh. Mr. Peters is the chair of the committee. Each member other than Ms. Estep is an “audit committee financial expert” as defined under the rules of the SEC implementing Section 407 of the Sarbanes Oxley Act of 2002. The Audit Committee met nine times during the year ended December 31, 2021.

Our Board has considered the independence and other characteristics of each member of our Audit Committee and has concluded that the composition of our Audit Committee meets the requirements for independence under the current requirements of SEC rules and regulations. Audit Committee members must satisfy additional independence criteria set forth under Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of the Rule 10A-3, an Audit Committee member may not, other than in his or her capacity as a member of the audit committee, accept consulting, advisory or other fees from us or be an affiliated person. Each of the members of our Audit Committee qualifies as an independent director pursuant to Rule 10A-3.

See the “Report of the Audit Committee” below.

The Compensation and Leadership Development Committee (the “Compensation Committee”) operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/. Our Compensation Committee reviews and determines salaries, performance-based incentives and other matters relating to executive compensation; administers our equity award plans, including reviewing and granting equity awards to our executive officers; recommends to the independent directors CEO compensation based on the CEO’s performance; reviews and evaluates the performance of, and compensation for, executive officers other than our CEO; and provides general oversight of leadership development processes and strategies for executive and senior officers.

The Compensation Committee also has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

Our Compensation Committee is comprised of Mr. Hale, Ms. Harman, Mr. Lamouche and Mr. Sanchez. Mr. Sanchez is the chair of the committee. Each of the Compensation Committee members meets the independence requirements set forth in the rules of NASDAQ, and the “non-employee director” standard within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act. The Compensation Committee met nine times during the year ended December 31, 2021.

2022 PROXY STATEMENT  9

The Compensation Committee may delegate authority to a subcommittee or an individual Compensation Committee member as the Compensation Committee deems necessary, provided that the decisions of such members will be presented to the full Compensation Committee at its next scheduled meeting. For information regarding the role of executive officers and the Compensation Committee’s compensation consultant in determining or recommending the amount or form of executive compensation, see the Compensation Discussion and Analysis.

The Nominating and Corporate Governance Committee (the “Corporate Governance Committee”) operates under a formal charter, which is available free of charge on our website at https://investor.aciworldwide.com/.

The Corporate Governance Committee assists our Board in ensuring that we are governed in a manner consistent with the interests of our stockholders, including the integration of corporate responsibility and ESG principles into our business strategy and decision making. The Corporate Governance Committee conducts the Board evaluations and assessments, including assessments of stockholder nominees to the Board, and recommends director nominees. The Corporate Governance Committee also assists the Board in its evaluation of, and succession planning for, our CEO.

The Corporate Governance Committee has the power to investigate any matter brought to its attention within the scope of its duties and the authority to retain counsel and advisors at our expense to fulfill its responsibilities and duties.

The Corporate Governance Committee is comprised of Ms. Estep, Ms. Harman, Mr. Sanchez and Mr. Warsop. Mr. Warsop is the chair of the committee. Each of the committee members meets the independence requirements set forth in the rules of NASDAQ. The Corporate Governance Committee met eight times during the year ended December 31, 2021.

Meeting Attendance

Our Board held ten meetings during 2021.

Type of Meeting	Full Board	Audit	Compensation	Corporate Governance
Total Meetings in 2021	10	9	9	8

Each director attended at least 75% of Board and applicable committee meetings in 2021.

Director nominees are expected to attend our annual meetings of stockholders. All of the 2021 director nominees attended our 2021 annual meeting.

Board Leadership Structure

Mr. Bobrinskoy is the Chairman of the Board. Mr. Almeida, our CEO, is the only member of the Board who is not an independent director. We believe that this leadership structure enhances the accountability of our CEO to the Board and strengthens the Board’s independence from management.

Board Evaluation and Nomination Process

The Board believes that a continuous evaluation process allows it to assess its effectiveness and proactively identify gaps in desired skills and attributes represented on the Board.

The Corporate Governance Committee oversees an annual review process. An evaluation is completed with respect to each director, each committee and the Board as a whole. Additionally, committee goals are reviewed at each committee meeting, supporting the annual review process.

Corporate Social Responsibility and Sustainability

ACI believes businesses have an increasingly important mandate to operate responsibly, and we aim to operate in a way that is socially, environmentally and financially sustainable. We find ways to improve the lives of our employees and positively impact the communities in which we live and work.

10

ESG Governance

The Corporate Governance Committee has oversight responsibility for the integration of corporate responsibility and ESG principles into our business strategy and decision making. Executive leadership team members ensure execution of ESG priorities aligned to their business units. We have expanded the remit of a member of the senior leadership team to provide ESG/CSR guidance and strategic oversight. In addition, we have extended the internal communications leader role to take on responsibility for day-to-day ESG/CSR initiative management. In 2019, we published our first sustainability report for our stakeholders. This report was updated in August 2021.

Sustainable Solutions

We recognize the essential role digital payment systems play in our modern economy and how they can open life’s possibilities to everyone, including people historically disadvantaged by location, education, disability, race, gender, ethnicity, wealth or circumstance. We are proud that our core products and services can help ensure inclusive and equitable access to the digital economy and can eliminate the need for paper-based bills and payments, saving trees the world needs to provide oxygen, improve air quality, conserve water, support wildlife and mitigate climate change.

CSR Initiatives

Some of our key environmental efforts include reducing our energy use and waste production through the implementation of LED lighting, managed HVAC systems, electronic signature and agreement software and more efficient data center technology. We have also adopted a single-stream recycling program in the U.S. In 2021, we completed an office optimization initiative that reduced our global office footprint and further lessened our energy use and waste production.

Financial inclusion, gender parity in payments and STEM education are our key social areas of focus. Our recent activities include hosting Coding for Girls workshops, sponsoring Women in Payments and donating to Kiva, a non-profit that facilitates small loans to low-income entrepreneurs and students globally. During the COVID-19 pandemic, we provided additional paid time off and financial support to our most affected employees and their communities, including communities in the Maharashtra and Karnataka states of India. In addition, our more than 3,500 team members located in more than 45 countries around the world have a powerful impact in their own communities when they use their eight hours of paid volunteer time a month to give back to a variety of non-governmental organizations.

Board Diversity

The following Board Diversity Matrix sets forth diversity statistics regarding our Board.

Board Diversity Matrix (As of April 18, 2022)
Board Size:
Total Number of Directors	10
	Female	Male	Non-Binary	Did not Disclose Gender
Gender Identity:
Directors	2	8	-	-
Demographic Background:
African American or Black	-	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	2	-	-
Middle Eastern	-	1	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	2	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

2022 PROXY STATEMENT  11

Board’s Role in Risk Oversight

Risk is inherent with every business and we face a number of risks, including strategic, financial, operational, legal/compliance, governance and reputational risks. Our management is responsible for the day-to-day management of the risks that we face. Our Board as a whole has responsibility for the oversight of enterprise risk management. Our Board provides broad oversight of ACI’s risk management programs. In this oversight role, our Board considers the effectiveness of the Company’s risk management processes. The involvement of our full Board in the risk oversight process allows our Board to assess management’s tolerance for risk and also to determine what constitutes an appropriate level of risk for ACI.

While our Board provides broad oversight, various committees of the Board oversee risk management in their respective areas and regularly report on their activities to the entire Board.

The Audit Committee focuses on assessing and mitigating financial risk, including internal controls, and receives an annual risk assessment report from ACI’s internal auditors. As part of its annual audit, ACI’s independent registered accounting firm, Deloitte & Touche LLP, also provides the Audit Committee with a risk assessment identifying risks of material misstatements and related controls. The Audit Committee reviews these and other reports on risks facing the Company at its meetings throughout the year. The Audit Committee also reviews with management ACI’s enterprise risk management, business continuity and information security programs.

The Compensation Committee reviews and oversees the management of potential material risks related to ACI’s compensation policies and practices. Compensia, the independent compensation consultant retained by the Compensation Committee, provides an annual assessment of such risks. The Compensation Committee reviews this annual assessment and evaluates such risks as it considers compensation and benefits matters throughout the year.

The oversight roles of the Board and the committees are supported by management reporting processes that are designed to provide the Board and the committees with visibility into the identification, assessment and management of critical risks.

Code of Business Conduct and Ethics

Under our Code of Business Conduct and Ethics our directors and employees, including our executive officers, must promptly report any transaction, relationship, or circumstance that creates or may create a conflict of interest. Any conflict of interest for our non-director and non-executive officer employees is prohibited unless a waiver is obtained from our General Counsel. Conflicts of interest involving our directors and executive officers are prohibited unless waived by our Board. Any waiver of a conflict of interest involving one of our directors or executive officers will be promptly disclosed in accordance with applicable law and NASDAQ listing requirements. The full text of our Code of Business Conduct and Ethics is, and any amendment to or waiver from a provision of our Code of Business Conduct and Ethics will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

We also have a Code of Ethics for the CEO and Senior Financial Officers that requires that our CEO, CFO, Chief Accounting Officer, Controller and persons performing similar functions avoid actual and apparent conflicts of interest in personal and professional relationships and that they disclose to the Audit Committee any material transaction or relationship that reasonably could be expected to give rise to a conflict. The full text of our Code of Ethics for the CEO and Senior Financial Officers is, and any amendment to or waiver from a provision of our Code of Ethics for the CEO and Senior Financial Officers will be, posted on our website at https://investor.aciworldwide.com/corporate-governance.

12

Compensation Risk Analysis

The Compensation Committee has concluded that ACI’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on ACI. The Compensation Committee believes that the following features of its compensation program help ensure that management performance is focused on long-term stockholder value creation without encouraging unnecessary or excessive risk-taking:

•	A balance of fixed and variable compensation, with variable compensation tied to both short-term and long-term objectives;

•	Annual incentive awards tied to ACI’s financial performance, with caps on payout amounts;

•	The use of time-based and performance-based equity awards that generally vest, if at all, over several years and align our executives’ interests with those of our stockholders;

•	The Compensation Committee’s ability to exercise discretion in determining incentive program payouts;

•	A recoupment and forfeiture policy pertaining to annual incentive payouts and long-term incentive equity awards applicable to all employees, including our executive officers; and

•	Stock ownership guidelines for our executive officers that further align our executives’ interests with those of our stockholders.

2022 PROXY STATEMENT  13

Proposal 1 — Election of Directors

Our Board has nominated for election as directors Odilon Almeida, Charles K. Bobrinskoy, Janet O. Estep, James C. Hale III, Mary P. Harman, Didier R. Lamouche, Charles E. Peters, Jr., Adalio T. Sanchez, Thomas W. Warsop III and Samir M. Zabaneh, each to serve until the 2023 Annual Meeting of Stockholders and thereafter until his or her respective successor is duly elected and qualified. We expect that each of the nominees will be available for election, but if any of them is unwilling or unable to serve as a candidate at the time the election occurs, it is intended that each share represented by proxy at the Annual Meeting will be voted for the election of another nominee to be designated by the Board to fill any such vacancy.

General

Our Corporate Governance Committee considers, and our Board selects, nominees with a view to establishing a Board that is comprised of members who:

• Possess the skills and attributes described below

• Are independent and free of any conflicts of interest

• Are willing and able to devote sufficient time to the affairs of ACI

• Have the capacity and desire to represent the balanced, best interest of our stockholders

• Bring diverse perspectives to our Board

We believe that each director nominee brings these qualifications to our Board, providing a diverse complement of specific business skills and experience aligned with our business needs.

14

Specific Skills and Attributes to be Represented on the Board

To effectively serve ACI’s business and long-term strategy, the Board believes it is important that the following key skills and attributes be represented on the Board as a whole:

Skills and Attributes	Importance to ACI	Represented by # of Director Nominees (out of 10)
• Payments Industry Knowledge	ACI provides mission-critical real-time payments solutions.	7
• Financial Services Industry Experience	ACI’s customers include financial institutions and financial intermediaries.	7
• Financial Expert	Having board members who meet the SEC definition of a financial expert helps ensure ACI fulfills its financial, accounting and reporting obligations.	5
• Financial Management Experience	ACI’s business involves long-term contracts with significant economic value. ACI’s capital structure is important to the achievement of its long-term financial goals.	9
• Executive Leadership of a Complex Business	Senior leadership experience provides perspective on business matters.	10
• Technology and Innovation Experience	Ensuring that ACI’s products are positioned to meet the demands of an evolving payments industry is critical to ACI’s future success.	8
• Risk and Regulatory Experience	The Board’s responsibilities include understanding and overseeing the various risks facing ACI.	6
• International Experience	ACI serves customers in more than 95 countries on six continents.	7

2022 PROXY STATEMENT  15

Director Nominees

The following provides biographical information regarding our director nominees and describes the key skills, experience and expertise that each director nominee brings to our Board.

Odilon Almeida Age: 60 Director Since: 2020 Executive Director Committee Memberships: None Other Public Company Boards: One

• President and Chief Executive Officer of ACI since March 2020

• Served as an Operating Partner at Advent International, one of the world’s largest private equity funds, from 2019 to 2020

• Served as President of Western Union Global Money Transfer from 2017 to 2019, where he managed $5 Billion of business in more than 200 countries and territories. He stabilized and accelerated the global business growth, while driving transformational growth in the digital business, establishing Western Union as the global digital leader in P2P cross border money transfer.

• Served in various leadership capacities for Western Union from 2002 to 2016, including President Americas and Europe, President Americas and Senior Vice President and Managing Director, Latin America and Caribbean

• Serves on the Board of Millicom International Cellular S.A. (NASDAQ: TIGO) and chairs the Board’s Compliance and Business Conduct Committee

• Previously served in management roles of increasing responsibility at BankBoston (now Bank of America), The Coca-Cola Company and Colgate-Palmolive, working in United States, Canada, Brazil and Mexico

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

Charles K. Bobrinskoy Age: 62 Director Since: 2020 Independent Committee Memberships: None Other Public Company Boards: None

• Vice Chairman, Head of Investment Group and Portfolio Manager of Ariel Investments

• Served as Managing Director and head of North American Investment Banking Branch Offices at Salomon Brothers (now Citigroup)

• Served on the Board of Directors of InnerWorkings, Inc. (NASDAQ: INWK), a $1.2 billion global marketing execution firm, where he also chaired the Audit Committee

• Member of the Board of Directors and head of the Investment Committee of State Farm Mutual Automobile Insurance Company, one of the U.S.’s largest auto and home insurers

Skills and Qualifications

• Financial Services Industry Experience

• Financial Management Experience

• Executive Leadership of a Complex Business

16

Janet O. Estep Age: 65 Director Since: 2015 Independent Committee Memberships: Audit, Corporate Governance Other Public Company Boards: One

• Former President and Chief Executive Officer of Nacha (2008-2019) where she guided strategy and oversaw daily operations and rule-making processes for the ACH Network and rules and standards development for other payment types

• Served in various executive management roles at U.S. Bank, Minneapolis, MN from 1997 to 2008, including as Executive Vice President of its Transaction Services Division and its Merchant Payment Services Division

• Served as VP of Sales & Marketing for Pace Analytical Services from 1993-1997, a nationwide environmental laboratory services company, as well as General Manager of its Twin Cities lab

• Served in a variety of corporate, product development and sales management positions at IBM for 15 years in its Data Processing Division, its ImagePlus Software Division and its General Sector Division

• Serves as a Director of Alerus Financial (NASDAQ: ALRS), a company offering banking, mortgage, wealth management & retirement services

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

James C. Hale III Age: 70 Director Since: 2015 Independent Committee Memberships: Audit, Compensation Other Public Company Boards: Two

• Founder and Chairman, CS Advisors, LLC

• Founder, Managing Partner Emeritus and Advisor, FTV Capital

• Previously served as senior managing partner at BancAmerica Securities (formerly Montgomery Securities) where he founded and led the financial services corporate finance practice and co-founded the Montgomery Financial Fund

• Serves as a director of MITEK Systems, Inc. (NASDAQ: MITK), a mobile payments technology company; and Bank of Marin Bancorp (NASDAQ: BMRC), a leading independent commercial and retail bank in Northern California

• Previously served as Chairman of Official Payments Holdings, Inc. (NASDAQ: OPAY), a provider of electronic payment biller-direct solutions; and a director of ExlService (NASDAQ: EXLS), a business process outsourcing provider

• Served on the Boards of Public Radio International; the University of California, Berkeley Foundation Investment Committee; and Duke University’s DUMAC Inc., which manages Duke University’s endowment, employment retirement pool and other investments; and Nebula Acquisition Corp (NASDAQ: NEBUU) a Special Purpose Acquisition Corp.

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

2022 PROXY STATEMENT  17

Mary P. Harman Age: 52 Director Since: 2021 Independent Committee Memberships: Compensation, Corporate Governance Other Public Company Boards: None

• Serves as a Non-Executive Director of Blue Ocean Digital Holdings LLC from 2020-present

• Serves as a Non-Executive Director of Capital Markets Gateway, LLC from 2020 to present

• Held various positions at Bank of America Corporation from 2006-2018, most recently as a Managing Director, Enterprise Payments, and prior to that she led Global Principal Investments

• Formerly served as an Investment Executive, Strategic Private Equity Investments at GE Equity from 1998-2006

• Served in consulting positions at Ernst & Young LLP

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

Didier R. Lamouche Age: 62 Director Since: 2020 Independent Committee Memberships: Compensation Other Public Company Boards: Three

• Founder and Chairman of D.L.T. Consulting from 2013 to present

• Served as President and CEO of Oberthur Technologies, then IDEMIA after its merger with Safran/Morpho, a global leader in digital identity, payment and security solutions, from 2013 until his retirement the end of 2018

• Served as COO of ST-Microelectronics and CEO of ST-Ericsson, global leaders in Semiconductor and Smartphone devices for Smartphones

• Served as Chairman and CEO of Bull Group, an IT technologies and solutions company

• Member of the Board of Directors of ASM International N.V. (Euronext: ASM; OTCQX: ASMIY)

• Chairman of the Board of Directors of Quadient (Euronext: QDT)

• Member of the Board of Directors of Adecco Group (OTCMKTS: AHEXY)

Skills and Qualifications

• Payments Industry Knowledge

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• International Experience

18

Charles E. Peters, Jr. Age: 70 Director Since: 2015 Independent Committee Memberships: Audit (Chair) Other Public Company Boards: None

• Served as Executive Vice President and Chief Financial Officer of Red Hat, Inc. (NYSE: RHT), a multi-national global leader in open-source software, from 2004 to 2015

• Served as Senior Vice President and Chief Financial Officer of Burlington Industries (NYSE: BUR), a multi-national manufacturer of textiles, commercial carpet and consumer products from 1995 to 2004

• Served as Senior Vice President of Finance of Boston Edison Company (NYSE: BSE), a public utility company that provided electricity to eastern Massachusetts, from 1991 to 1995

• Served in various financial management positions at GenRad Inc. (NYSE: GEN), a multi-national company that designs, manufacturers and markets integrated hardware and software solutions that enable the successful manufacturing, testing and servicing of electronic equipment, from 1982 to 1991

• Served as Senior Manager at Price Waterhouse, a multi-national professional services network, from 1973 to 1982

• Previously served as a director of Veracode Inc., a privately held software company providing application-layer cyber security solutions; Sourcefire, Inc. (NASDAQ: FIRE), a developer of network security hardware and software; Lulu, Inc., a privately held electronic publishing company; Protective Products of America, Inc. (TSX: PPA), a provider of body armor to military and police; and CloudBees, Inc., a privately held software company that provides solutions and support for automating software development and delivery with Enterprise Jenkins and DevOps

Skills and Qualifications

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

2022 PROXY STATEMENT  19

Adalio T. Sanchez Age: 62 Director Since: 2015 Independent Committee Memberships: Compensation (Chair), Corporate Governance Other Public Company Boards: Three

• President, S Group Advisory, LLC, a management consulting firm providing clients advisory services on business strategy, technology and operational excellence

• Served as interim CEO of Quantum Corporation (NASDAQ: QMCO), a computer storage systems company, from November 2017 to January 2018

• Served as Senior Vice President of the Lenovo Group Limited (HK: 0992), an international technology company, from 2014 to 2015

• Served in various capacities at International Business Machines Corporation (NYSE: IBM), a global technology and innovation company, from 1982 to 2014, including sixteen years in senior executive officer and global general management roles

• Member of the Board of Directors of Avnet, Inc. (NASDAQ: AVT)

• Member of the Board of Directors of Snap One Holdings, Corp. (NASDAQ: SNPO)

• Member of the Supervisory Board of ASM International N.V. (Euronext: ASM; OTCQX: ASMIY)

• Former member of the Board of Directors of Quantum Corporation (NASDAQ: QMCO), from May 2017 to April 2019

• Member of the Board of Trustees of the MITRE Corporation

• Member of the Board of Directors of the Florida International University Foundation

Skills and Qualifications

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• International Experience

Thomas W. Warsop III Age: 55 Director Since: 2015 Independent Committee Memberships: Audit, Corporate Governance (Chair) Other Public Company Boards: None

• Chief Executive Officer of One Call Care Management, the leading provider of ancillary services and cost containment solutions to the Workers’ Compensation industry, since February 2020

• Chief Executive Officer of Hananui, LLC, a provider of strategic consulting services, since January 2017

• Executive Chairman of York Risk Services Group, a leading provider of integrated insurance and managed care solutions, from June 2017 until January 2020

• Served as President and Chief Executive Officer of The Warranty Group, Inc., a provider of insurance and insurance services, from 2012 to 2017

• Served as Group President and held various management positions at Fiserv, Inc. (NASDAQ: FISV), a provider of technology solutions to the financial industry, from 2007 to 2012

• Served in various capacities for Electronic Data Systems for 17 years, including President of its Business Process Outsourcing unit in Asia Pacific, Vice President in the United Kingdom and Vice President of Global Financial Services

• Serves as a director of One Call Care Management and Nation Safe Drivers

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

20

Samir M. Zabaneh Age: 55 Director Since: 2021 Independent Committee Memberships: Audit Other Public Company Boards: One

• Chief Executive Officer of Touch Bistro, Inc. since April 2021

• Chairman of the Board of Directors of Touch Bistro, Inc. since 2020

• Member of the Board of Directors of AST Trust Company since 2013

• Member of the Board of Directors of Nuvei (NASDAQ: NVEI) since 2022

• Served as Executive Vice President, Global Business Services at Fiserv, previously First Data, from 2018 to 2020

• Served as Chief Financial Officer of Element Fleet Management Corp. from 2017 to 2018

• Served as Chief Financial Officer of Heartland Payment Systems, Inc. from 2014 to 2016

• Served as Chief Operating, Financial and Strategy Officer at Moneris Solutions from 2008 to 2014

Skills and Qualifications

• Payments Industry Knowledge

• Financial Services Industry Experience

• Financial Expert

• Financial Management Experience

• Executive Leadership of a Complex Business

• Technology and Innovation Experience

• Risk and Regulatory Experience

• International Experience

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE TEN NOMINEES.

2022 PROXY STATEMENT  21

Director Compensation

Compensation for our independent directors consists of a cash retainer fee based on Board and committee service and an annual equity award based on Board service. Our Board believes that providing a meaningful portion of compensation in the form of equity creates a direct linkage with company performance and stockholder interests.

The Corporate Governance Committee annually reviews the total compensation of our independent directors and each element of our independent director compensation program. Based on its review, the Corporate Governance Committee makes a recommendation to the Board. The Board then determines the form and amount of independent director compensation after reviewing the recommendation.

As part of its annual review, the Corporate Governance Committee asks its independent compensation consulting firm, Compensia, Inc., to provide an assessment of the competitiveness of the Board’s compensation program. In order to assess the competitiveness of the Board compensation program, Compensia used the market data of our peer group, which is the group of companies used for our executive compensation review (see “Compensation Discussion and Analysis—Peer Group” below). The assessment reviews all elements of director compensation (e.g., annual retainers, equity compensation, committee member compensation, committee chair additional compensation and non-executive chairman compensation). In addition, the assessment evaluates the director compensation program design to provide the Corporate Governance Committee an understanding of how the program design compares to both best and market practices.

The 2020 Equity and Incentive Compensation Plan provides a $750,000 per year limit on non-employee director compensation.

Retainer Fees

Each independent director receives a $68,000 base annual retainer fee, which is an increase from $60,000 compared to 2020. The Chairman of the Board receives an additional $100,000 annual premium. The Chair of the Audit Committee receives an additional $25,000 (which is an increase from $20,000 compared to 2020), the Chair of the Compensation Committee receives an additional $20,000 and the Chair of the Corporate Governance Committee receives an additional $12,000 annual premium. Annual retainer fees are paid on a quarterly basis.

Equity-Based Compensation

Our independent directors are granted an annual equity award with a target grant date fair value of $250,000. Such grants are made at the discretion of our Board based on the recommendations of the Corporate Governance Committee. Director equity awards generally vest on the earlier to occur of (i) the date that is one year following the date of grant, and (ii) the day immediately prior to the date of the next annual meeting of our stockholders occurring following the date of grant. The independent directors’ equity awards provide for accelerated vesting upon the director’s death or disability (as such terms are defined in the applicable award agreement).

On June 2, 2021, our independent directors were each granted 6,440 restricted stock units.

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2021 Director Compensation

The table below summarizes the compensation we paid to our independent directors for the fiscal year ended December 31, 2021.

Name(1)(2) (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(3) (c)	Total ($) (h)
Charles K. Bobrinskoy	$117,500	250,000	$367,500
Janet O. Estep	$ 67,000	250,000	$317,000
James C. Hale III	$ 67,500	250,000	$317,500
Mary P. Harman	$ 56,333	250,000	$306,333
Didier R. Lamouche	$ 67,500	250,000	$317,500
Charles E. Peters, Jr.	$ 88,500	250,000	$338,500
Adalio T. Sanchez	$ 85,500	250,000	$335,500
Thomas W. Warsop III	$ 78,000	250,000	$328,000
Samir M. Zabaneh	$ 56,333	250,000	$306,333

(1)

Columns (d), (e), (f) and (g) to this table entitled “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation,” respectively, have been omitted because no compensation is reportable thereunder.

(2)	Odilon Almeida, our CEO, is not included in this table as he is an employee of ACI and thus receives no compensation for his service as a director.
(3)

The grant date fair value of the stock awards granted to our independent directors on June 2, 2021, was $38.82 per share of restricted stock, the closing price on the date of grant, multiplied by the number of restricted stock units awarded, 6,440. The fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718.

The following table sets forth each independent director’s aggregate number of stock awards (unvested restricted stock units) and stock option awards outstanding as of December 31, 2021:

Name	Unvested Stock Awards	Aggregate Stock Option Awards
Charles K. Bobrinskoy	6,440	-
Janet O. Estep	6,440	-
James C. Hale III	6,440	-
Mary P. Harman	6,440	-
Didier R. Lamouche	6,440	-
Charles E. Peters, Jr.	6,440	-
Adalio T. Sanchez	6,440	-
Thomas W. Warsop III	6,440	-
Samir M. Zabaneh	6,440	-

Director Stock Ownership Guidelines

The Board has stock ownership guidelines designed to further link the interests of our Board with those of our stockholders. These guidelines provide that each of our independent directors should have equity positions in ACI with a value equal to five times his or her annual retainer amount. Direct and indirect stock ownership, including the vested in-the-money portion of any stock options held by the independent director, are included in determining each director’s equity position. Each independent director has five years to achieve the target ownership level. A director who fails to meet the ownership guidelines within the five-year period will not be eligible for new equity awards until the director achieves his or her prescribed ownership level.

2022 PROXY STATEMENT  23

Report of the Audit Committee

At all times during 2021, each member of the Audit Committee was “independent” as defined in the NASDAQ listing standards. Our Board determined that each member met the NASDAQ regulatory requirements for financial literacy, and all members are “audit committee financial experts” as defined under SEC rules.

The Audit Committee operates pursuant to a charter, a copy of which is available on our website at aciworldwide.com.

The Audit Committee, on behalf of our Board, oversees ACI’s financial reporting process as more fully described in its charter. Management is responsible for the preparation, presentation and integrity of ACI’s consolidated financial statements, accounting and financial reporting principles, internal controls over financial reporting and compliance with laws and regulations and ethical business standards. Management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of ACI’s system of internal controls. Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm.

ACI’s independent registered public accounting firm, Deloitte & Touche LLP (“Deloitte”), is responsible for performing independent audits of ACI’s consolidated financial statements and the effectiveness of ACI’s internal controls over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. In fulfilling its oversight responsibilities, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements and the footnotes thereto in ACI’s annual report on Form 10-K for 2021 with management and Deloitte, and (ii) discussed with management and Deloitte the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. The Audit Committee discussed with Deloitte the matters required to be discussed by PCAOB Auditing Standard No. 1301 “Communication with Audit Committees”, Rule 2-07 “Communication with Audit Committees” of Regulation S-X, and other PCAOB Rules and Standards. The Audit Committee discussed with ACI’s internal auditors and Deloitte, with and without management present, their evaluations of ACI’s internal accounting controls and reviewed with management the basis for management’s assessment of the effectiveness of ACI’s internal controls over financial reporting. The Audit Committee has also discussed with Deloitte the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting and Oversight Board in Rule 3200T.

Deloitte is responsible for expressing opinions on (i) the conformity of ACI’s audited consolidated financial statements, in all material respects, to accounting principles generally accepted in the U.S., and (ii) the effectiveness of ACI’s internal controls over financial reporting. Deloitte has full and free access to the Audit Committee. Deloitte has expressed the opinion that ACI’s audited consolidated financial statements conform, in all material respects, to accounting principles generally accepted in the U.S. The Audit Committee reviewed and discussed with Deloitte its judgments as to the quality, not just the acceptability, of ACI’s accounting principles and such other matters as are required to be discussed by the standards of the PCAOB.

The Audit Committee discussed with Deloitte its independence from management and ACI received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB, including as required by PCAOB Ethics and Independence Rule 3526 “Communication with Audit Committees Concerning Independence,” regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte and management Deloitte’s independence. Upon completing these activities, the Audit Committee concluded that Deloitte is independent from the Company and its management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board that the audited consolidated financial statements be included in ACI’s annual report on Form 10-K for 2021 and filed with the Securities and Exchange Commission.

Members of the Audit Committee

Charles E. Peters, Jr., Chair

Janet O. Estep

James C. Hale III

Thomas W. Warsop III

Samir M. Zabaneh

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Proposal 2 — Ratification of Appointment of ACI’s Independent Registered Public Accounting Firm

The Audit Committee has selected and appointed, and our Board has approved, the Audit Committee’s selection and appointment of, Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Neither our Bylaws nor other governing documents or law require stockholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm. However, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders do not ratify the selection, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm for the next fiscal year. Even if the selection is ratified by our stockholders, the Audit Committee may, in its discretion, change the appointment at any time during the year if it determines that such a change would be in the best interests of stockholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to make a statement should they so desire and to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees paid or payable for the indicated services performed by Deloitte during 2021 and 2020 in its capacity as our independent registered public accounting firm during such years.

Fee Category	2021 $	2020 $
Audit Fees	3,209,096	3,255,000
Audit-Related Fees	30,000	0
Tax Fees	741,466	712,339
All Other Fees	0	0
Total Fees	3,980,562	3,967,339

Audit Fees. This category represents the aggregate fees paid or payable to Deloitte & Touche LLP for professional services rendered for (i) the audit of our annual financial statements and quarterly reviews of ACI’s annual consolidated financial statements for 2021 and 2020, (ii) the audit of the effectiveness of ACI’s internal controls over financial reporting as of December 31, 2021 and December 31, 2020 in accordance with the standards of the PCAOB and (iii) statutory audits of certain subsidiaries.

Audit-Related Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of ACI’s financial statements that are not reported under “Audit Fees” for 2021 or 2020. The professional services performed by Deloitte & Touche LLP consisted of audit and tax related services.

Tax Fees. This category represents the aggregate fees billed by Deloitte & Touche LLP for tax-related services rendered to ACI for 2021 and 2020. Tax fees billed by Deloitte & Touche LLP in 2021 and 2020 consisted of fees for professional services related primarily to tax compliance projects, including audit- and tax-related services.

All Other Fees. There were no other fees billed by Deloitte & Touche LLP for services rendered to ACI during 2021 or 2020, other than the services described above under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

2022 PROXY STATEMENT  25

The Audit Committee has considered whether the provision of the services by Deloitte & Touche LLP as described above in “Tax Fees” is compatible with maintaining the independent registered public accounting firm’s independence.

Pre-Approval of Audit and Non-Audit Services

We have policies for pre-approval of all audit and non-audit services to be provided to us by our independent registered public accounting firm and its member firms. Under these policies, all audit and non-audit services to be performed by our independent registered public accounting firm must be approved by the Audit Committee in advance. A proposal for audit and non-audit services must include a description and purpose of the services, estimated fees and other terms of the services. To the extent a proposal relates to non-audit services, a determination that such services qualify as permitted non-audit services and an explanation as to why the provision of such services would not impair the independence of our independent registered public accounting firm are also required. Any engagement letter relating to a proposal must be presented to the Audit Committee for review and approval, and the Chair of the Audit Committee may sign, or authorize an officer to sign, such engagement letter.

All services provided by Deloitte & Touche LLP in 2021 and 2020 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

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Proposal 3 — Advisory Vote to Approve Named Executive Officer Compensation

As required pursuant to Section 14A of the Exchange Act, stockholders are asked to cast an advisory vote on the compensation of our Named Executive Officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures contained in this Proxy Statement. This advisory vote is commonly known as a “say-on-pay” vote.

As described in the Compensation Discussion and Analysis, our executive compensation programs are performance-based programs with a significant portion of each Named Executive Officer’s overall compensation opportunity linked to our annual and long-term financial performance and our long-term relative total shareholder return. The Compensation Committee sets challenging thresholds and target performance levels for each of the metrics in our incentive compensation plans to help ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

We value the feedback from our stockholders regarding our executive compensation programs. As part of our ongoing shareholder dialogue, we regularly seek feedback on these programs, as well as other important issues. Over the last year we proactively reached out to stockholders representing more than 60% of our outstanding shares. For the stockholders that were interested in engaging with us, the feedback from our stockholders has been generally positive. The feedback from our stockholders, and our resulting actions, are described in the Compensation Discussion and Analysis.

We urge our stockholders to read the Compensation Discussion and Analysis, the accompanying compensation tables and other related tables and narrative disclosures, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

Stockholders are being asked to approve the following resolution at the Annual Meeting:

RESOLVED, that our stockholders approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosures.

Advisory Vote

As this is an advisory vote, the outcome of the vote is not binding on ACI or the Board. However, we value the opinions expressed by our stockholders and the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions. Currently, advisory say-on-pay votes are scheduled to be held once every year. It is anticipated that our next say-on-pay vote will occur at our 2023 Annual Meeting of Stockholders.

Vote Required

The affirmative vote of a majority of the shares represented at the Annual Meeting and actually voting on this proposal is required for the approval of this proposal.

OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

2022 PROXY STATEMENT  27

Information Regarding Security Ownership

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2022 by (i) each of our directors, (ii) each of our Named Executive Officers (as defined in the “Compensation Discussion and Analysis” below), (iii) all of our executive officers and directors as a group, and (iv) each person known by us to beneficially own more than 5% of the outstanding shares of our common stock. The percentages in these tables are based on 115,104,350 outstanding shares of common stock as of March 31, 2022. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting and/or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares underlying options held by that person that will be exercisable within 60 days of March 31, 2022 are deemed to be outstanding. Such shares, however, are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The following table does not include shares underlying rTSR Performance Share Awards (as defined below) that are subject to vesting to the extent that performance objectives are achieved. No family relationships exist among our directors and executive officers.

Beneficial Owner(1)	Number of Shares Directly Owned	Number of Shares Subject to Currently Exercisable Options or Which May be Acquired Within 60 Days(2)	Total Shares Beneficially Owned	Percent
5% Stockholders:
BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	14,594,900	-	12,433,304	10.8%
The Vanguard Group, Inc.(4) 100 Vanguard Blvd Malvern, PA 19355	11,436,217	-	11,436,217	9.9%
Franklin Mutual Advisers, LLC(5) 101 John F Kennedy Parkway, #5 Short Hills, NJ 0778	6,363,443	-	6,363,443	5.5%
Named Executive Officers and Directors:
Odilon Almeida	93,298	-	93,298	*
Scott W. Behrens	304,368	325,885	630,253	*
Evanthia (Eve) Aretakis	98,600	40,000	138,600	*
Dennis Byrnes	370,917	330,555	701,472	*
Jeremy Wilmot	26,639	152,197	178,836	*
Ram Puppala	2,000	-	2,000	*
Charles K. Bobrinskoy	6,968	-	6,968	*
Janet O. Estep	42,493	-	42,493	*
James C. Hale III	57,811	-	57,811	*
Mary P. Harman	-	-	-	*
Didier R. Lamouche	-	-	-	*
Charles E. Peters, Jr.	59,487	-	59,487	*
Adalio T. Sanchez(7)	62,907	-	62,907	*
Thomas W. Warsop III	59,987	-	59,987	*
Samir M. Zabaneh	-	-	-	*
All Directors and Executive Officers as a group (15 Persons)	1,185,475	848,637	2,034,112	1.8%

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*	Less than 1% of the outstanding shares of our common stock.
(1)	The address for all of our directors, director nominees and executive officers is the address of ACI’s office located at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134.
(2)	Includes shares issuable upon exercise of vested stock options as of 60 days following March 31, 2022 (May 30, 2022).
(3)

Represents shares beneficially owned by BlackRock, Inc., or BlackRock, based on a Schedule 13G/A filed with the SEC on January 27, 2022, which contained information as of December 31, 2021. According to the Schedule 13G/A, BlackRock has sole voting power over 14,225,960 shares and has sole dispositive power over 14,594,900 shares.

(4)

Represents shares beneficially owned by The Vanguard Group, Inc., or Vanguard, based on a Schedule 13G/A filed with the SEC on February 9, 2022, which contained information as of December 31, 2021. According to the Schedule 13G/A, Vanguard has shared voting power with respect to 222,757 shares, sole dispositive power with respect to 11,111,291 shares and shared dispositive power with respect to 324,926 shares, and an aggregate amount of 11,436,217 shares beneficially owned.

(5)

Represents shares beneficially owned by Franklin Mutual Advisers, LLC, or FMA, based on a Schedule 13G filed with the SEC on January 31, 2022, which contained information as of December 31, 2021. According to the Schedule 13G, FMA is an indirect wholly owned subsidiary of Franklin Resources, Inc. (“FRI”). When an investment management contract (including a sub-advisory agreement) delegates to FMA investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats FMA as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly, FMA reports that it has sole investment discretion and voting authority over the securities covered by any such investment management agreement. As a result, FMA may be deemed to be the beneficial owner of the securities reported hereby. Represents shares held by trusts for which Mr. Sanchez is the sole settlor, trustee and annuitant.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act and the rules of the SEC require our directors, certain officers and beneficial owners of more than 10% of our outstanding common stock to file reports of their ownership and changes in ownership of our common stock with the SEC. ACI employees generally prepare these reports on behalf of our executive officers and directors on the basis of information obtained from them, and we review the forms submitted to us by beneficial owners of more than 10% of our common stock. Based on such information, we believe that all but one report required by Section 16(a) of the Exchange Act to be filed by our directors, officers and beneficial owners of more than 10% of the common stock during or with respect to 2021 were filed on time. Ram Puppala did not timely file a Form 4 statement of changes in beneficial ownership of securities, but such form was subsequently filed.

2022 PROXY STATEMENT  29

Equity Compensation Plan Information

The following table sets forth, as of December 31, 2021, certain information related to our compensation plans under which shares of our common stock are authorized for issuance:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	3,741,191(1)	$18.42(2)	7,845,054(3)
Equity compensation plans not approved by security holders	—	—	0
Total	3,741,191(1)	$18.42(2)	7,845,054(3)

(1)

This number reflects shares reserved for issuance in connection with outstanding options, restricted share units and performance share awards under our 2005, 2016 and 2020 Equity Plans outstanding as of December 31, 2021, assuming maximum performance achievement with respect to performance-based awards (as a result, this aggregate reported number may overstate actual dilution).

(2)

Represents the weighted average exercise price of options outstanding under the 2005 and 2016 Equity Plans. The weighted average exercise price does not take restricted share units and performance share awards into account.

(3)

Of these shares, 2,415,657 remain available for future issuance under our 2017 Employee Stock Purchase Plan (including 31,406 shares subject to purchase during the purchase period in effect on December 31, 2021 under such plan) and 5,429,397 remain available for future issuance under our 2020 Equity Plan. All of the shares available under the 2020 Equity Plan are available for issuance other than upon the exercise of options, warrants or rights.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer, the next three most highly compensated executive officers who were serving in such capacity as of December 31, 2021 and one individual who ceased to be designated as an executive officer during 2021 (our “Named Executive Officers”):

•	Odilon Almeida, our President and Chief Executive Officer (“CEO”)

•	Scott W. Behrens, our Chief Financial Officer (our “CFO”)

•	Eve Aretakis, our Chief Revenue Officer (our “CRO”)

•	Dennis P. Byrnes, our Chief Legal Officer (our “CLO”)

•	Jeremy M. Wilmot, our Chief Product Officer (our “CPO”) and

•	Ram K. Puppala, our Chief Technology Officer (our “CTO”).

Mr. Puppala was hired on July 28, 2021 as the Chief Technology Officer of ACI. Effective November 30, 2021, the Company’s designated executive officers consisted of Odilon Almeida, Scott Behrens, Eve Aretakis, Jeremy Wilmot and Ram Puppala. From and after that date, Mr. Byrnes was no longer designated an executive officer or Section 16 officer of the Company. Mr. Byrnes is included in this Compensation Discussion and Analysis pursuant to 17 CFR 229.402(a)(3)(iv).

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2021. It also provides an overview of our executive compensation philosophy, core principles and objectives. Finally, it analyzes how and why the Compensation Committee arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, for 2021, including the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

In 2021, to continue our ongoing outreach to our stockholders, we reached out to stockholders representing more than 60% of our outstanding shares. In 2022, we are continuing with our outreach to our stockholders.

ACI’s performance in 2021 was highlighted by growth in revenue and adjusted EBITDA from operations compared to 2020:

Financial Results	• Revenue up 6% over 2020 • Adjusted EBITDA up 7% over 2020

Adjusted EBITDA is a non-GAAP financial measure. Adjusted EBITDA, as used in the consolidated financial statements in our Annual Report and in this Proxy Statement, is defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses and one-time charges to implement cost reduction strategies. See Appendix A to this Proxy Statement for a reconciliation of our GAAP to non-GAAP financial results.

2022 PROXY STATEMENT  31

2021 compensation highlights for our Named Executive Officers are as follows:

Compensation Element	2021 Highlight

2021 Base Salary

• Our CFO received a 3.4% base salary increase.

• Our CRO received a 10.1% base salary increase, in part, in connection with her appointment to Chief Revenue Officer.

• Our CLO received a 6.6% base salary increase.

2021 ACI Short-Term Incentive Plan (“STIP”)	• We achieved 109% of our target level of adjusted EBITDA and 139% of our target level of Gross Revenue under the 2021 STIP program and payouts were 124% of target.

2021 Long Term Incentive Plan (“LTIP”)

• Our CEO received long-term equity awards with (I) 65% of the target total grant value allocated to performance shares based on relative total shareholder return (“rTSR Performance Share Awards” or “PSA”), which vest, if at all, based on ACI’s total stockholder return for a three-year performance period versus the S&P MidCap 400 Index, and (ii) the other 35% allocated to Restricted Stock Units (RSUs) that generally vest ratably over a three-year period of continued service.

• Our Named Executive Officers, other than our CEO and CTO, received long-term equity awards with (i) 50% of the target total grant value allocated to rTSR Performance Share Awards and (ii) 50% allocated to RSUs that generally vest ratably over a three-year period.

• The aggregate target grant date value of the 2021 annual LTIP awards for our CEO was approximately $7,249,979, and the aggregate target grant date value of the 2021 annual LTIP awards for our other Named Executive Officers ranged from approximately $1,300,000 to $2,600,000.

• In connection with his hiring, our CTO, received an RSU award that generally vests 50% one year after the grant date and 50% two years after the grant date.

Stockholder Input on Executive Compensation Program

2021 Say-on-Pay Vote

At our 2021 annual meeting, our stockholders approved our named executive officer compensation with approximately 97.0% of the votes cast in favor of our proposal. For both 2019 and 2020, we received 97.9% and 96.5%, respectively, of the votes cast in favor of our proposal. Based on the continued high level of approval, the Compensation Committee determined that no significant changes were needed to the executive compensation program.

Stockholder Engagement and Feedback

The Compensation Committee is committed to stockholder engagement. We carefully consider feedback from our stockholders regarding our executive compensation program through our annual say-on-pay vote, as well as through our communications with stockholders throughout the year. Our stockholders are invited to express their views to the Compensation Committee as described under “Stockholder Communications with our Board” below.

Consistent with the practice we adopted in 2018, in 2021, we conducted our annual stockholder outreach. In 2021, we reached out to stockholders representing over 60% of our outstanding shares at the time. The purpose of the outreach was to discuss our executive compensation programs and elicit each stockholder’s feedback as to what we are doing well and suggestions to what we can improve. Based on the feedback from our 2021 outreach, we do not believe that the stockholders had significant concerns with the current executive compensation program. In 2022, we are continuing our annual outreach.

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Frequency of Say-on-Pay Vote

Every six years, we are required to conduct a non-binding stockholder advisory vote on the frequency of future say-on-pay votes. At our 2017 Annual Meeting of Stockholders, the highest number of votes was cast for conducting annual say-on pay votes. In light of this result and other factors considered, our Board has determined that we will hold annual say-on-pay votes. We expect to conduct our next required vote on the frequency of the say-on-pay votes at our 2023 Annual Meeting of Stockholders.

Pay-for-Performance Alignment

Underlying our executive compensation program is a strong belief in promoting a pay-for-performance culture. As a result, the Compensation Committee designs the target total direct compensation of our executive officers, including our Named Executive Officers, so that a significant portion of each executive officer’s overall compensation opportunity is linked to our annual financial performance through our annual incentive plan and our long-term relative total shareholder return through performance-based equity awards. In addition, the Compensation Committee seeks to set challenging thresholds and target performance levels for each of the metrics used in our incentive compensation plans to ensure that the amounts earned are based upon outstanding performance as measured against pre-established financial, operational and strategic objectives.

At-Risk Incentives Align Executive Officer and Stockholder Interests

The pay mix of the target total direct compensation for our CEO and our other Named Executive Officers for 2021 reflects this pay-for-performance design:

Strong Correlation between Executive Officer Compensation and Our Performance

In addition, the Compensation Committee endeavors to align the compensation of our executive officers with stockholder value creation. As noted above, for 2021, approximately 63% of our CEO’s target total direct compensation was performance-based. The following chart compares our CEOs’ compensation (our former CEO (Mr. Heasley) for - 2017 - 2019 and our CEO (Mr. Almeida) for 2020 - 2021) as reported in the Summary Compensation Table and actual realized total direct compensation for each of the past five years against our total shareholder return for the same period. We believe this chart demonstrates our pay-for-performance alignment. Our total shareholder return has generally increased overall since 2017. Actual realized compensation over the five-year period did not consistently increase and was substantially less than the compensation reported in the Company’s Summary Compensation Tables for such years, due to long-term incentives, including options and PSAs, not delivering as much value as the reported grant date value of the awards and due to the change in CEOs.

2022 PROXY STATEMENT  33

5-Year CEO Compensation vs. Cumulative Annual Total Shareholder Return (TSR)

*

Note that CEO Compensation Actually Paid in 2020 to Mr. Almeida consists of only base salary and bonus. Because Mr. Almeida started his employment in 2020, none of his equity awards vested in 2020. And CEO Compensation Actually Paid in 2021 to Mr. Almeida consists of base salary, bonus and one tranche of his first RSU award. Because Mr. Almeida started his employment in 2020, none of his performance shares (or “PSUs”) awards vested in 2021 (due to their three year performance period).

CEO Compensation Actually Paid consists of (i) base salary paid for the year; (ii) the actual amount of any cash bonus or incentive paid for the year; (iii) the value of all restricted share and RSU awards on the vesting date while the person was still our CEO; (iv) the fair market value of all performance share awards on the vesting date while the person was still our CEO; and (v) the Black Scholes value of all stock options on their vesting date while the person was still our CEO using the stock price on the vesting date and an expected remaining term equal to half of the maximum contractual term minus the years since grant.

Executive Compensation-Related Policies and Practices

We endeavor to maintain sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. The following summarizes our executive compensation and related governance policies and practices:

What We Do

• Use a Pay-for-Performance Philosophy	A significant portion of our Named Executive Officers’ compensation (and, for 2021, approximately 63% of our CEO’s compensation) is directly linked to corporate performance; we also structure their target total direct compensation with a significant long-term equity component, thereby making a substantial portion of each Named Executive Officer’s target total direct compensation dependent upon our stock price and/or total shareholder return.

• Performance-Based Equity Awards	Our CEO and our other Named Executive Officers received performance-based equity awards. In 2021, 55% of our CEO’s and, on average, 30% of our other Named Executive Officers’ target total direct compensation consisted of rTSR Performance Share Awards.

• “Double-Trigger” Change in Control Arrangements	Our change in control compensation arrangements include a “double-trigger” provision that requires both a change in control of the Company plus a qualifying termination of employment before payments and benefits are paid. All outstanding unvested equity awards, and it is our expectation that all future equity awards will, have a “double-trigger” provision.

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What We Do

• Maintain an Independent Compensation Committee	The Compensation Committee consists solely of independent directors.

• Compensation Recovery (“Clawback”) Policy	We have a policy providing for the recovery of annual cash incentive compensation and any equity awards from our CEO and other executive officers (including our other Named Executive Officers) if (i) we restate our financial statements due to a material noncompliance with federal securities laws due in whole or in part to an employee, or (ii) it is determined that an employee has engaged in misconduct in the course of his or her employment.

• Stock Ownership Guidelines	We maintain stock ownership guidelines for our CEO, our other executive officers, and the non-employee members of our Board.

• Conduct an Annual Stockholder Advisory Vote on Named Executive Officer Compensation	We conduct an annual stockholder advisory vote on the compensation of our Named Executive Officers.

• Retain an Independent Compensation Advisor	The Compensation Committee has engaged its own independent compensation advisor to provide information, analysis, and other advice on executive compensation independent of management.

• Annual Executive Compensation Review	The Compensation Committee conducts an annual review of our compensation strategy, including a review of our compensation used for comparative purposes.

• Annual Compensation-Related Risk Assessment	The Compensation Committee regularly reviews our compensation-related risk profile.

• Succession Planning	We have robust succession planning and executive assessment processes to ensure succession plans are in place.

• Balanced Time Horizon for Incentive Compensation	We have a balance of time horizons for our incentive awards, including an annual cash incentive compensation plan, a three-year performance period for our LTIP performance share awards and a three-year vesting period for our RSU awards.
What We Don’t Do

• No Special Retirement Plans	We do not currently offer pension arrangements or retirement plans to our executive officers other than the Section 401(k) retirement plan that is available to all U.S. employees, although we do provide our executives with the ability to defer a portion of their compensation to be paid at the end of their service with us.

• No Guaranteed Bonuses	We do not provide guaranteed bonuses to our executive officers, except for new hire sign on bonuses to assist in attracting key executives.

• No Stock Option Re-Pricing	Our equity compensation plan does not permit stock options or stock appreciation rights to be repriced to a lower exercise or strike price without the approval of our stockholders.

• No “Single Trigger” Change in Control Arrangements	We do not provide cash severance solely upon a change in control of the Company. All equity awards are subject to double trigger vesting acceleration.

• No Special Perquisites or Other Personal Benefits	In 2021, we did not provide our executive officers with any perquisites or other personal benefits that are not available to our employees generally.

• No Tax Payments on Perquisites	We do not provide any tax reimbursement payments (including “gross-ups”) on any perquisites or other personal benefits, other than in connection with relocation benefits, tuition reimbursement and sign on bonuses.

2022 PROXY STATEMENT  35

What We Don’t Do

• No Excise Tax Payments on Future Post-Employment Compensation Arrangements	We do not provide any excise tax reimbursement payments (including “gross-ups”) with respect to payments or benefits contingent upon a change in control of the Company. We amended all agreements to remove these provisions in 2016.

• No Hedging	We prohibit our employees, including our executive officers, and the non-employee members of our Board from engaging in short sales and certain derivative transactions relating to our securities.

• No Special Welfare or Health Benefits	We do not provide our executive officers with any welfare or health benefit programs, other than participation on the same basis as our full-time employees in the employee programs that are standard in our industry sector.

• No Dividends or Dividend Equivalents Payable on Unvested Equity Awards	We do not pay dividends or dividend equivalents on unvested equity awards.

• No Pledging	Current awards granted under our equity plans provide that they may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the grantee until they become vested.

• Limited Contractual Vesting Acceleration	We have no contractual acceleration of vesting for any outstanding equity, except for these limited, common exceptions: death or long-term disability (or, in some cases, termination without cause or for good reason) of the recipient, or pursuant to “double trigger” change in control benefits.

Compensation Philosophy

Our executive compensation program is guided by our overarching philosophy of paying for demonstrable performance. Consistent with this philosophy, we have designed our executive compensation program to achieve the following primary objectives:

•	Provide compensation and benefit levels that will attract, retain, motivate and reward a highly talented management team within the context of responsible cost management;

•	Establish a direct link between our financial and operational results and achievement of strategic objectives and the compensation of our executive officers; and

•

Align the interests and objectives of our executive officers with those of our stockholders by linking the long-term incentive compensation opportunities to stockholder value creation and their cash incentives to our annual performance.

Compensation Design

Our executive compensation consists of three principal elements: base salary, an annual incentive compensation opportunity under the ACI STIP and long-term compensation opportunities under the LTIP in the form of equity awards that include service-based RSUs and performance-based RSUs measured on relative total shareholder return. In alignment with our pay-for-performance philosophy, a significant portion of our executive officers’ target total direct compensation is “at-risk” and variable in the amount ultimately paid.

We believe that linking a significant portion of our executive officers’ target total direct compensation to challenging performance objectives creates strong incentives for them to achieve our short-term profitability and growth objectives as well as to create sustainable long-term value for our stockholders. We believe that this approach also assists us in attracting talented individuals who are committed to achieving challenging goals with the opportunity to earn superior compensation if they and the Company demonstrate superior results.

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Compensation-Setting Process

Role of Compensation Committee

The Compensation Committee discharges the responsibilities of our Board relating to the compensation of our executive officers with input from all our independent directors.

The Compensation Committee is responsible for:

•	Overseeing our compensation and benefit plans, policies and programs generally;

•	Managing the process for the annual evaluation of our CEO’s performance on behalf of the Board;

•	Reviewing and proposing the compensation of our CEO to the Board for approval;

•	Reviewing and approving all compensation for our other executive officers, including our other Named Executive Officers;

•	Overseeing and administering our cash and equity compensation plans;

•	Reviewing and overseeing our leadership development and succession plans;

•	Reviewing and approving our post-employment compensation arrangements; and

•	Reviewing and approving this Compensation Discussion and Analysis.

The Compensation Committee is also responsible for the periodic review and evaluation of (i) the design and administration of our annual and long-term incentive compensation plans to ensure that they are structured and administered in a manner consistent with our goals and objectives, (ii) our policies and practices relating to the grant of equity awards, (iii) our employee benefits plans and arrangements and (iv), if applicable, our perquisite programs.

The Compensation Committee’s practice of developing and maintaining compensation arrangements that are competitive includes a balance between hiring and retaining the best possible talent and maintaining a reasonable and responsible cost structure. We compete for talent in a highly competitive environment, and our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified executives in this environment.

Role of Our CEO and Management Team

In discharging its responsibilities, the Compensation Committee works with members of our management team, including our CEO. Our CEO evaluates the performance and development of each executive officer (other than himself) and uses these evaluations to provide recommendations to the Compensation Committee for any compensation adjustments for the executive officers (other than himself). Our management team assists the Compensation Committee by providing information on corporate and individual performance as well as our CEO’s perspective and recommendations on compensation matters. In addition, our management team recommends to the Compensation Committee the performance measures and related target levels for the STIP program (which are typically based on our annual operating plan). The management team also recommends the forms of equity awards for our long-term incentive compensation program.

The Compensation Committee solicits our CEO’s recommendations with respect to the compensation arrangements for our executive officers, including our Named Executive Officers (other than himself), including our CEO’s evaluation of their performance and our CEO’s recommended adjustments to base salary and target annual incentive compensation opportunities, long-term incentive compensation opportunities in the form of equity awards and other compensation-related matters (such as discretionary cash bonuses and supplemental equity awards).

The Compensation Committee reviews and discusses the CEO’s recommendations as the first step of its process when approving the compensation for our executive officers, including our Named Executive Officers. In addition to our CEO’s recommendations, the Compensation Committee considers a range of other factors, as noted below in the section “Factors Considered in Compensation Deliberations.” Our CEO is not present for any Compensation Committee discussions, and does not make any recommendations, regarding his own compensation.

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Compensation Review Cycle

The Compensation Committee conducts an annual review of our executive compensation program, as well as a review of the compensation arrangements for each of our executive officers, including each of our Named Executive Officers, during the fourth quarter of the previous year and the first quarter of each year. During this review, the Compensation Committee evaluates each executive officer’s base salary level, target annual incentive compensation opportunity, target total cash compensation opportunity, long-term incentive compensation opportunity, target total direct compensation and any other compensation-related items. Generally, cash compensation adjustments are effective at the beginning of the year, with equity grants generally made in March after the announcement of the prior year’s financial results. Each fiscal quarter, the Compensation Committee tracks our financial and operational performance and the corresponding projected payments under the STIP program, and the then-current performance of the PSU equity awards previously granted to our CEO and our other executive officers.

Factors Considered in Compensation Deliberations

The CEO, in providing his recommendations to the Compensation Committee on changes to our Named Executive Officer compensation, weighs the various factors noted below. Similarly, the Compensation Committee does not use a single method or measure in approving the target total direct compensation opportunities or each individual compensation element for our executive officers, nor is the weighting of any one factor on the determination of pay components and levels quantifiable in comparison to the other factors. The factors below, which the Compensation Committee considers when approving the amount of each compensation element for our executive officers, including our CEO and our other Named Executive Officers, provide a framework for its compensation decision-making:

•	Our executive compensation program objectives;

•	Our performance against the financial and operational goals and objectives established by the Compensation Committee and our Board;

•	Each individual executive officer’s qualifications, knowledge, skills, experience and tenure relative to other similarly situated executives at the companies in our compensation peer group;

•	The scope of each executive officer’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;

•

The prior performance of each individual executive officer, based on an assessment of his or her contributions to our overall performance and ability to lead his or her business unit or function and work as part of a team;

•	The potential of each executive officer to contribute to our long-term financial, operational and strategic objectives;

•	The CEO’s compensation relative to that of our executive officers and compensation parity among our executive officers;

•	Our financial performance relative to our peers;

•

The compensation practices of our compensation peer group and the positioning of each executive officer’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data;

•

In the case of long-term incentive compensation, the value of any outstanding vested and unvested equity awards held by each of our executive officers, including the equity awards and other long-term compensation opportunities granted to each executive officer in prior years; and

•	The recommendations provided by our CEO regarding the compensation of our executive officers, as described above.

These factors provide the framework for decision-making by the Compensation Committee with respect to the compensation of each of our executive officers.

Role of Compensation Consultant

As permitted under its charter, the Compensation Committee engages an external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. It directly engages the compensation consultant, which serves at the discretion of the Compensation Committee, and which reviews the terms of the engagement annually.

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In August 2017, the Compensation Committee retained Compensia, Inc. (“Compensia”), a national independent compensation consulting firm, to serve as its compensation consultant. The Compensation Committee conducted a thorough review of proposals submitted by nationally recognized compensation consultants and through this process selected Compensia to be the consultant. The compensation consultant reported directly, and was directly accountable, to the Compensation Committee, and the Compensation Committee retained the sole authority to retain, terminate and obtain the advice of its compensation consultant at our expense.

The Compensation Committee selected Compensia as its compensation consultant because of the firm’s expertise and reputation and the fact Compensia provided no services to us at the time of selection, had no ties to our management team that could jeopardize their independent status and had strong internal governance policies that help ensure that they would maintain their independence.

During 2021, the compensation consultant regularly attended the meetings of the Compensation Committee (both with and without management present) during the period of its engagement and provided the following services:

•	Consulting with the Compensation Committee chair and other members between Compensation Committee meetings on compensation matters;

•	Assisting on the design of the compensation for our CEO;

•

Reviewing and updating the compensation peer group used to assess the positioning and competitiveness of our executive and non-employee director compensation programs (non-employee director compensation recommendations are made to the Corporate Governance Committee);

•

Providing competitive market data based on the compensation peer group for our executive officer positions and evaluating how the compensation we pay our executive officers compares both to our performance and to how the companies in our compensation peer group compensate their executives;

•

Reviewing and analyzing the base salary levels, target annual incentive compensation opportunities, target total cash compensation opportunities, long-term incentive compensation opportunities, and target total direct compensation of our executive officers and other executive positions;

•	Assessing executive compensation trends within our industry, and updating the Compensation Committee on corporate governance and regulatory developments;

•	Reviewing market equity compensation practices, including burn rate and overhang;

•

Providing competitive market data based on the compensation peer group regarding the compensation of the non-employee members of our Board, which the Corporate Governance Committee reviews on an annual basis, and evaluating how the compensation we pay to these individuals compares to how the companies in the compensation peer group compensate the members of their board of directors;

•	Provided advice to the Committee on executive severance and change in control benefits;

•	Assisting in the drafting of the Compensation Discussion and Analysis; and

•

Assessing compensation-related risk to determine whether our executive compensation policies and practices are reasonably likely to have a material adverse impact on us. See above for a more complete discussion of the compensation risk assessment.

In 2021, Compensia did not provide any services to us except those listed above. The Compensation Committee regularly reviews the objectivity and independence of the advice provided by its compensation consultant on executive compensation matters. With respect to the 2021 period, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that Compensia was independent and that their work did not raise any conflicts of interest. The Compensation Committee will continue to monitor the independence of its compensation consultant on an annual basis.

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Market Data

Each year, the Compensation Committee identifies a group of peer companies for purposes of comparing and analyzing our executive compensation levels, policies and practices against the competitive market. The companies in this compensation peer group for 2021 were selected in June 2020 based on their similarity to us, as determined using the following criteria:

•	Companies in the software or information technology services industries;

•	Companies with a similar focus in terms of products or customers that would likely compete against us for financial capital and employees;

•

Companies of similar revenue size and market capitalization. Our selection criteria consider companies within a revenue range of 50% to 200% our trailing twelve months’ revenue and a market capitalization range of between 25% and 400% our then-current market capitalization; and

•	Companies headquartered in the U.S. with status as an independent publicly traded entity.

After consultation with its compensation consultant, the Compensation Committee approved the following compensation peer group for use with respect to 2021 executive compensation decisions:

Blackbaud, Inc.	J2 Global, Inc.

Box, Inc.	LogMeIn, Inc.

CDK Global, Inc.	Nuance Communications, Inc.

Commvault Systems, Inc.	Nutanix, Inc.

CSG Systems International, Inc	PegaSystems Inc.

DocuSign, Inc.	Proofpoint, Inc.

Envestnet, Inc. Fair Isaac Corp.	PTC Inc. Tyler Technologies, Inc.

FireEye, Inc.	Verint Systems Inc.

Guidewire Software, Inc.

To analyze the compensation practices of the companies in our compensation peer group, the compensation consultant gathered data from public filings (primarily proxy statements) and from a custom cut of companies that participate in the Radford Global Technology Survey. This market data was then used as a reference by the Compensation Committee to assess our current compensation levels during its deliberations on compensation forms and amounts.

The Compensation Committee reviews our compensation peer group at least annually and adjusts its composition, considering changes in both our business and the businesses of the companies in the peer group. For the peer group described above, in comparison to the prior year’s peer group, we removed three companies, Cadence Design Systems, Inc., RealPage, Inc., and Splunk Inc., due to market capitalization exceeding our then-current selection criteria ranges; we removed Ultimate Software Group, Inc. due to the company being acquired. We also added J2 Global, Inc., Nutanix, Inc. and Proofpoint, Inc. because they were within our revenue and market capitalization selection criteria ranges and were considered to be appropriate business fits.

Compensation Elements

Our executive compensation program is primarily comprised of the elements set forth in the following table, each of which is described in more detail below. Although the focus of this Compensation Discussion and Analysis is on the compensation of our Named Executive Officers, our 2021 executive compensation program for all our executive officers, including those who are not Named Executive Officers, was primarily comprised of these same elements, and the compensation-setting process

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described above applies similarly with respect to the compensation of all our executive officers. The Compensation Committee considers the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above to determine the form and amount of each element of compensation similarly for our CEO and our other executive officers, including our other Named Executive Officers.

The following table sets forth information regarding each individual compensation element, including each element’s principal purpose and its link to our compensation philosophy and, where the element is performance based, the specific associated performance metrics.

Compensation Element	Description	Element Objectives

Base Salary	• Ongoing cash compensation based on executive officer’s role, responsibilities, competitive market positioning and individual performance	• Attract and retain key managerial talent • Provide a base level of compensation for our executives

Annual Cash Incentive Awards

•  Annual cash incentive with target award amounts for each executive officer; actual cash awards may be higher or lower than target based on business and individual performance

•  Provided under our Executive Management Incentive Compensation Plan

• Attract and retain key managerial talent • Encourage and reward achievement of annual performance objectives • Drive top-tier performance through individual contributions

Long-Term Incentive Compensation

•  Long-term equity incentives granted in the form of service-based RSUs and performance share awards; actual performance share awards earned may be higher or lower than target, based on relative total shareholder return in comparison to an index

• Attract and retain key managerial talent • Drive top-tier performance through long- term and sustained company success • Enhance stock ownership/align with stockholders’ interests

Health, Welfare and Other Benefits

•  Provides broad-based market competitive employee benefits consistent with the benefits available to our employees generally, including our employee stock purchase plan, Section 401(k) retirement plan, life, health and dental insurance and short-term and long-term disability plans

•  Attract and retain key managerial talent

• Promote health and well-being of executive officers

•  Provide death benefits to executive officer beneficiaries

• Provide opportunity for future financial security

Non-Qualified Deferred Compensation	• Enables deferral of base salary and/or annual cash incentive awards on a tax- efficient basis to meet future financial goals	• Attract and retain key managerial talent • Provide opportunity for future financial security

Severance and Change in Control Benefits	• Provides for payments and benefits in the event of a qualifying termination, including in connection with a change in control of the Company	• Attract and retain key managerial talent • Focus on delivering top-tier stockholder value in periods of uncertainty • Support effective transition

Base Salary

Base salary represents the fixed portion of the target total direct compensation of our executive officers, including our Named Executive Officers, and is intended to attract and retain highly talented individuals.

Each executive officer’s base salary, except our CEO’s, is based on the recommendation of our CEO to the Compensation Committee. These recommendations consider competitive market data assessments prepared by our independent compensation consultant, the Company’s operating budget, a desire to phase in compensation changes over more than one fiscal year, relative levels of cash incentive and long-term equity compensation among executives, long-term potential of the

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executive officer to contribute to our financial position, retention concerns, if any, and the assessment of the executive’s performance in the executive’s annual performance appraisal. The Compensation Committee, in consultation with its compensation consultant, reviews the base salaries of our executive officers, including our Named Executive Officers (other than our CEO) annually based on the CEO’s recommendation and considers these factors as well as those described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee adjusts the base salaries of our executive officers as it determines to be necessary or appropriate.

In December 2020 and January 2021, the Compensation Committee reviewed the base salaries of our executive officers, including our Named Executive Officers, using our CEO’s recommendations (for executive officers other than the CEO) and taking into consideration our overall financial performance, our progress on our operational and strategic objectives and the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee determined to maintain the base salary of our CEO and at his 2020 level and provided an increase to our CFO (effective January 1, 2021), CRO (effective January 1 and February 8, 2021) and CLO (effective as of June 1,2021) to address the competitiveness of their base salaries after taking into account our CEO’s recommendations, their performance, current position and the factors noted above in “Factors Considered in Compensation Deliberations.” In addition, the February 8, 2021 base salary increase of our CRO was intended to recognize her appointment to that position. The base salaries of our Named Executive Officers for 2020 (after the effectiveness of the adjustments described above) and 2021 were as follows:

Named Executive Officer	2020 Base Salary	2021 Base Salary	Percentage Increase
Odilon Almeida	$675,000	$675,000	0%
Scott W. Behrens	$435,000	$450,000	3.4%
Eve Aretakis	$395,000	$435,000	10.1%
Dennis P. Byrnes	$380,000	$405,000	6.6%
Jeremy M. Wilmot	$375,000	$375,000	0%
Ram K. Puppala(1)	-	$410,000	N/A

(1)	Mr. Puppala was hired on July 28, 2021. His base salary was negotiated in connection with his employment offer.

Annual Cash Incentive Awards

Our annual cash incentive plan for our executive officers, including our Named Executive Officers, which is established each year as part of our STIP program, offers them the opportunity to earn cash awards based on our corporate and their individual performance as measured over a 12-month performance period. This annual cash incentive plan is designed to encourage each individual participant’s contribution to, and to reward them for, the achievement of specific pre-established corporate financial objectives. An executive officer’s payment under the 2021 STIP could range from 0% to 200% of his or her target annual cash incentive award opportunity (as described further below).

In March 2021, the Compensation Committee approved the 2021 STIP for our executive officers, including our Named Executive Officers. The 2021 STIP provided for payouts based on the achievement of Adjusted EBITDA (weighted 50%) and Gross Revenue (weighted 50%). Payouts for our executive officers can be increased or decreased 10% based on individual performance but the aggregate of all 2021 STIP payments could not exceed the aggregate funded payout for all participants based on corporate performance.

In 2021, we did not make any adjustments to our STIP program for the COVID-19 pandemic.

Annual Cash Incentive Award Opportunity Targets

At the beginning of each year, our executive officers, including our Named Executive Officers, are assigned a target annual cash incentive award opportunity, the amount of which is calculated as a percentage of their annual base salary. Generally, the Compensation Committee reviews the target annual cash incentive award opportunities of each of our executive officers considering our CEO’s recommendations (except with respect to his own target annual cash incentive award opportunity), as well as the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above. Following this review, the Compensation Committee approves adjustments to the target annual cash incentive award

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opportunities of our executive officers as it determines to be necessary or appropriate. For our CEO, the Compensation Committee reviews his target annual cash incentive at the same time using the factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above.

In December 2020 and January 2021, the Compensation Committee reviewed the target annual cash incentive opportunities of our executive officers, including our Named Executive Officers. Following this review, and based on the recommendation of the CEO, the Compensation Committee decided to maintain the target annual cash incentive award opportunity as a percentage of base salary at the 2020 levels (which were unchanged from the 2019 levels) for all Named Executive Officers, excluding the CTO, who was hired in 2021. The target annual cash incentive award opportunities of our Named Executive Officers for purposes of the 2020 Management Incentive Compensation program and the 2021 STIP were as follows:

Named Executive Officer	2020 Target Annual Cash Incentive Award Opportunity (% of base salary)	2020 Target Annual Cash Incentive Award Opportunity ($)	2021 Target Annual Cash Incentive Award Opportunity (% of base salary)	2021 Target Annual Cash Incentive Award Opportunity ($)	Percentage Increase over 2020 (calculated based on the dollar amount increase)
Odilon Almeida	100%	$675,000	100%	$675,000	0%
Scott W. Behrens	100%	$435,000	100%	$450,000	3.4%
Eve Aretakis	100%	$395,000	100%	$435,000	10.1%
Dennis P. Byrnes	100%	$380,000	100%	$405,000	6.6%
Jeremy M. Wilmot	100%	$375,000	100%	$375,000	0%
Ram K. Puppala(1)	-	-	100%	$410,000	N/A

(1)

Mr. Puppala was hired in July 28, 2021. He received the same target bonus amount (as percentage of base salary) as the other executive officers, but his Incentive Award Opportunity was prorated to reflect his employment months with the Company in 2021.

Payments under the 2021 STIP could be more or less than the target annual cash incentive award opportunity (up to a maximum of 200% of the target award opportunity) depending on the Company’s and an executive officer’s actual performance for the year.

Plan Terms – Eligibility

To be eligible for any payment under the 2021 STIP, an executive officer was required to:

•	Be an employee on the date of payment, except to the extent otherwise provided by us; and

•	Be an employee prior to October 2 of the applicable fiscal year. Eligibility is prorated for less than full year employment.

If an executive officer’s employment with us terminated for any reason prior to the payment date, he or she would not be eligible to receive an award, and he or she would forfeit all rights to such payment except to the extent otherwise provided by us. In addition, we reserve the right to require an executive officer to forfeit his or her right to payment or to reimburse us for any payments previously paid, along with any other action we deem necessary or appropriate, in the event it is determined that the individual participant engaged in misconduct in the course of his or her employment.

Plan Terms – Performance Metrics

For purposes of the 2021 STIP, our executive officers were eligible to earn annual cash incentive awards for the period beginning on January 1, 2021 and ending on December 31, 2021 based on our actual performance as measured in two categories:

•	Adjusted EBITDA performance (50% weighting)

•	Gross Revenue Growth performance (50% weighting)

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The payout from our Adjusted EBITDA and Gross Revenue Growth performance may be increased or decreased 10% for any individual based on their job performance.

Plan Terms – Adjusted EBITDA and Gross Revenue Growth Performance

As described above, Adjusted EBITDA and Gross Revenue Growth primarily determine the payouts under the 2021 STIP.

Executive EBITDA Performance Metrics(1)	Below Threshold	Threshold	Target	Top
Adjusted EBITDA Attainment %	<93.9%	93.9%	100%	105.0%
Adjusted EBITDA Target Amount $M(2)	<359.4	359.4	382.9	402.0
Executive EBITDA Payout	0%	25%	100%	200%

(1)	Performance between points is interpolated linearly for funding.
(2)	For purposes of the 2021 STIP, “Adjusted EBITDA” means the Adjusted EBITDA for fiscal year 2021 as determined by the Company.

Executive Gross Revenue Growth Performance Metrics (1)	Below Threshold	Threshold	Target	Top
Gross Revenue Growth Attainment %	<95.2%	95.2%	100.0%	103.0%
Gross Revenue Growth Amount $M(2)	<1,294.3	1,294.3	1,359.5	1,400.3
Executive Gross Revenue Growth Payout	0%	25%	100.0%	200%

(1)	Performance between points is interpolated linearly for funding.
(2)	For purposes of the 2021 STIP, “Gross Revenue Growth” means the Gross Revenue Growth for fiscal year 2021 as determined by the Company.

The overall maximum funding of the plan regardless of individual performance is 200%. The overall payout for all participants cannot exceed the overall payout from achievement of the Adjusted EBITDA performance and the Gross Revenue Growth performance. The overall payout for the plan for any Named Executive Officer cannot exceed 200% of his or her annual target incentive amount.

The Compensation Committee approved this plan design because this design aligns with our strategy of driving profitable growth for the company, which is critical to shareholders and long-term success.

Plan Terms – Individual Performance

Each Named Executive Officer and other executive officers may have their payout under the 2021 STIP adjusted up or down by 10% based on individual job performance.

The CEO recommends any adjustments for the other executive officers based on their overall job performance. The overall payout for all participants cannot exceed the aggregate funded STIP payout for all participants based on the achievement of the corporate objectives. In addition, the overall payout for any executive officer cannot exceed 200% of his or her annual target incentive amount.

No adjustments for individual performance were made to the executive officers’ payouts in 2021.

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Annual Cash Incentive Award Decision

In February 2022, the Compensation Committee determined the amounts to be paid under the 2021 STIP. 2021 Adjusted EBITDA was $383.9 million, which resulted in a payout to all the Named Executive Officers of 109% of their target bonuses with respect to such metric. 2021 Gross Revenue Growth was $1,370.6 million, which resulted in a payout to all of the Named Executive Officers of 139% of each of their target bonuses with respect to such metric. The combined overall STIP payout was 124% of their target bonuses.

Named Executive Officer	2021 Target Annual Cash Incentive Award Opportunity (% of base salary)	2021 Target Annual Cash Incentive Award Opportunity ($)	2021 Payout (% of target)	2021 Actual Annual Cash Incentive Award Payout ($)
Odilon Almeida	100%	$675,000	124%	$837,000
Scott W. Behrens	100%	$450,000	124%	$558,000
Eve Aretakis	100%	$435,000	124%	$539,400
Dennis P. Byrnes	100%	$405,000	124%	$502,200
Jeremy M. Wilmot	100%	$375,000	124%	$465,000
Ram K. Puppala(1)	100%	$410,000	124%	$212,833

(1)

Mr. Puppala was hired in July 28, 2021. His target annual incentive award is 100% of his base salary, but his actual 2021 award was $212,833, an amount that corresponds to proration to reflect his employment months with ACI Worldwide in 2021.

Special Relocation Bonus

In connection with the relocation of our headquarters from Naples Florida to Miami Florida and the consolidation of the executive team at our corporate headquarters, we paid relocation bonuses to executives who needed to relocate. These special relocation bonuses were for $250,000 plus an additional payment for the income taxes owed on the bonus. Of our Named Executive Officers, Ms. Aretakis and Mr. Wilmot received a bonus.

New Hire Package

As part of his employment offer, Mr. Puppala received a relocation bonus of $100,000, a sign on bonus of $249,700 and a tuition fee reimbursement of $57,325 for continuation of his EMBA program. In addition, Mr. Puppala received an additional payment for income taxes owed on these special payments. We believe it was necessary to provide these payments to Mr. Puppala to have him accept our offer of employment and join the Company. These payments helped address costs he would have or foregone reimbursements or compensation with his prior employer if he joined the Company.

Long-Term Incentive Compensation

Our long-term incentive program provides for the grant of equity awards to our executive officers, including our Named Executive Officers, and other key employees whose responsibilities and decisions directly impact our long-term business results. We use equity awards to both incentivize these individuals and to address special situations as they may arise from time to time, such as promotions and retention arrangements. Our equity award grant practices are designed to reflect a balance between our desire to motivate and retain executive talent, our belief in the benefits that accrue to us by aligning the interests of our management team with those of our stockholders, our need to remain competitive in recruiting and our need to effectively manage the dilution of stockholders’ interests.

In March 2021, the Compensation Committee granted regular annual long-term incentive compensation to our Named Executive Officers, including our CEO, using a combination of RSUs and an rTSR Performance Share Awards that may be earned, if at all, based on the performance of the total shareholder return of our common stock relative to the S&P MidCap 400 Index, over a three-year performance period. For our CEO the rTSR Performance Share Awards comprised approximately 65% of the target aggregate grant value delivered pursuant to these equity awards, while the RSUs comprised 35% of the target aggregate grant value delivered. For our other executive officers, including our Named Executive Officers (excluding our CTO), the grants were a combination of 50% RSUs and 50% rTSR Performance Share Awards. The Compensation Committee decided to use a combination of an rTSR Performance Share Awards and RSUs to incentivize performance as well as promote retention.

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Our performance share awards enable our executive officers to earn shares of our common stock based on our performance over a three-year performance period. These awards provide an equity opportunity that motivates and rewards our executives for successful long-term performance. We believe our rTSR Performance Share Awards can provide strong upside potential in the event of outperformance relative to the competitive market, with the ability to earn a target award even in a down market. In addition, our rTSR Performance Share Awards provide a direct link between compensation and stockholder return, thereby motivating our executive officers to focus on and strive to achieve both our annual and long-term business objectives.

We provided grants of RSUs in 2021 to increase the long-term retention power of our equity compensation and to align with the competitive market. Since the ultimate value of the RSUs is based on our stock price at the time the RSU vests, we believe that there is still strong alignment with stockholders’ interests while increasing our retention hold on our key executive and employee talent.

Typically, the size and form of the equity awards for our executive officers are determined in the discretion of the Compensation Committee based on the recommendation of our CEO (except with respect to his own equity award) and considering the level that the Compensation Committee believes is competitive with current market conditions using our compensation consultant’s analysis of competitive market data, the proportion of our total shares outstanding used for annual employee long-term incentive compensation awards (our “burn rate”) in relation to that of the companies in our compensation peer group, the potential ownership dilution to our stockholders (our “overhang”) in relation to the median practice of the companies in our compensation peer group and the other factors described under “Compensation-Setting Process – Factors Considered in Compensation Deliberations” above.

The target grant date fair values of the 2021 regular annual equity awards for the following Named Executive Officers were increased over such officers’ 2020 levels: Mr. Almeida’s was increased from $6,200,006 to $7,249,979; Mr. Behrens’ was increased from $2,199,987 to $2,599,997; Ms. Aretakis’ was increased from $1,249,981 to $1,800,028; Mr. Byrnes’ was increased from $1,299,977 to $1,499,998; and Mr. Wilmot’s was increased from $1,099,993 to $1,300,000. These increases were intended to better align the Named Executive Officers’ equity award opportunities with market practices for similar positions, to reflect the performance of the Named Executive Officers and the Company during the prior year and the desire of the Compensation Committee to emphasize long term performance-based compensation in its top executives’ compensation, and, in the case of Ms. Aretakis, to recognize her appointment to CRO.

Mr. Puppala received a new hire equity award of $526,000 in RSUs with a vesting of 50% one year after the grant date and 50% two years after the grant date. This award was negotiated in connection with his employment with us and was a key inducement for him to accept our employment offer.

The annual equity awards (or for Mr. Puppala, the new hire equity award) and underlying number of shares of our common stock granted to our Named Executive Officers in 2021 were as follows:

Named Executive Officer	Restricted Share Unit Awards (# of shares)	Relative TSR Performance Share Awards (target # of shares)	Aggregate Target Grant Date Fair Value
Odilon Almeida	64,469	93,132	$7,249,979
Scott W. Behrens	33,028	25,692	$2,599,997
Eve Aretakis	22,866	17,787	$1,800,028
Dennis P. Byrnes	19,055	14,822	$1,499,998
Jeremy M. Wilmot	16,514	12,846	$1,300,000
Ram K. Puppala	16,625	-	$526,015

46

Relative TSR Performance Share Awards

The rTSR Performance Share Awards are to be earned, if at all, over a three-year performance period based on the performance of the total shareholder return of our common stock relative to the S&P 400 MidCap Index, an index that tracks the investment results of similarly sized U.S. public companies and of which we are a constituent. The rTSR Performance Share Awards may be earned based on the following terms:

•	If the relative total shareholder return performance of our common stock does not achieve the threshold performance level, then our executive officers will not earn any shares of our common stock.

•

If the relative total shareholder return performance of our common stock achieves at least the threshold performance level, then our executive officers will earn shares of our common stock based on a performance matrix that provides as follows:

Performance (Percentile Ranking)	Percent Vesting of rTSR Performance Shares
Less than 25th Percentile	0% Vesting
25th Percentile	50% Vesting
50th Percentile	95% Vesting
55th Percentile	100% Vesting (Target)
75th Percentile	200% Vesting

•

If the relative total shareholder return performance of our common stock is between the specified percentage ranges in the performance matrix, the Compensation Committee will determine the award percentage earned by mathematical interpolation and rounded to the nearest whole share.

•

If the absolute total shareholder return performance of our common stock is negative, the shares that may be earned is capped at 100% (Target) regardless of the extent to which we have outperformed the S&P 400 MidCap Index.

Restricted Share Units

The RSUs granted to our executive officers as part of our regular annual long-term incentive program generally vest in three equal annual installments commencing on the first anniversary of the date of grant, subject to our executives’ continued employment as of each vesting date.

Performance Results for Prior Year Awards

In 2019, we granted to our Named Executive Officers performance share units that could be earned based on relative total shareholder return (“rTSR awards”) performance (50%) and service-based restricted stock units (“RSU awards”) (50%). The rTSR awards had a three-year performance period beginning on January 1, 2019 and ending on December 31,2021.

For the rTSR awards, we measured ACI’s total shareholder return relative to the S&P 400 MidCap Index over the three-year performance period. Based on performance relative to the S&P 400 MidCap Index, the rTSR awards could be earned as illustrated in the following table:

Percentile Ranking	Payout Percentage
<25th	0%
25th	50%
50th	95%
55th	100%
>=75th	200%

Based on ACI’s TSR of 17.26% during the period, we ranked at the 33rd percentile of the S&P 400 MidCap Index, which resulted in a payout of 65% of the target award.

2022 PROXY STATEMENT  47

Employee Benefit Plans

We seek to provide our executive officers, including our Named Executive Officers, with health, retirement and other benefits at a reasonable cost consistent with the health, retirement and other benefits provided at the companies with which we compete for executive talent. We maintain a tax-qualified Section 401(k) retirement plan that provides for broad-based employee participation. For 2021, we matched contributions made to the plan by our employees, including our Named Executive Officers, beginning on the first anniversary of a participant’s date of hire, up to 6% of the participant’s base salary with an annual match limit of $5,000 per participant. All employer and employee contributions are 100% vested immediately. We intend for the plan to qualify under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan.

We also offer substantially all our employees, including our Named Executive Officers, the opportunity to purchase shares of our common stock at a discount under our employee stock purchase plan. Under this plan, participants may contribute up to 10% of their base salary (subject to certain Internal Revenue Service limits) to purchase shares of our common stock at the end of each participation period. Participation periods are the three months ending on April 30, July 31, October 31 and January 31 of each year. Shares are purchased at a price equal to 85% of the fair market value of our common stock on the last day of a participation period.

In addition, we provide other benefits to our Named Executive Officers on the same basis as all of our full-time employees. These benefits include medical, dental and vision insurance; medical and dependent care flexible spending accounts; health savings account; short-term and long-term disability insurance; accidental death and dismemberment insurance; and basic life insurance coverage.

Non-Qualified Deferred Compensation Plan

We seek to provide our executive officers, including our Named Executive Officers, with market-competitive benefit programs consistent with the programs provided at the companies with which we compete for executive talent. We maintain a non-qualified deferred compensation plan (the “Deferred Compensation Plan”) in which a select group of executive officers and other highly compensated employees, including our Named Executive Officers, may elect to participate as part of our market-competitive benefit programs. In 2021, Mr. Byrnes, our CLO, was a participant.

Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, including our Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes.

We do not expect that future perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the Compensation Committee.

Post-Employment Compensation Arrangements

We seek to provide our executive officers, including our Named Executive Officers, with market competitive post-employment compensation arrangements consistent with the post-employment payments and benefits provided at the companies with which we compete for executive talent. We believe that having reasonable and competitive post-employment compensation arrangements is essential to attracting and retaining highly qualified executive officers. Our post-employment compensation arrangements are designed to provide reasonable compensation to executive officers who leave us under certain circumstances to facilitate their transition to new employment and are intended to keep executive officers working to achieve our goals despite a possible change in control of the Company. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive officer to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.

We provide policy-based severance for top executives, including our Named Executive Officers, in the event of involuntary termination of employment without cause other than pursuant to a change in control. In connection with the commencement

48

of his employment on March 8, 2020, we entered into a severance agreement with our CEO (the “CEO Severance Agreement”). That severance agreement expired on its second anniversary, March 8, 2022, but was in effect for the entirety of 2021, and our CEO did not participate in our severance policy while it was in effect. The CEO Severance Agreement provided for certain post-employment payments and benefits in the event of termination of employment under certain circumstances as described below under “Potential Payments Upon Termination or Change in Control.” After the expiration of the CEO Severance Agreement, our CEO became a participant in our severance policy.

Our severance policy provides our Named Executive Officers with post-employment compensation equal to one times his or her annual base salary and on-target annual cash incentive award, one year of continued health coverage in the form of medical and dental COBRA fee waivers, and outplacement services.

Our severance policy was amended in 2021 to change the post-employment compensation payable to our participating NEOs from one times annual base salary to one times annual base salary and on-target annual incentive award. We review and modify our policy from time to time in order to more closely align with market practices, which we believe is necessary to attract talented executives and to provide our executives with greater security.

We have entered into written Change in Control Agreements (the “CIC Agreements”) with each of our Named Executive Officers. Each of these agreements was approved by the Compensation Committee or, in certain instances, by our Board. These agreements set forth the rights and responsibilities of each party and protect both parties’ interests in the event of a termination of employment by providing the Named Executive Officer with the opportunity to receive certain post-employment payments and benefits in the event of a termination of employment under certain circumstances, including in connection with a change in control of the Company.

As noted above, the CIC Agreements contain post-employment compensation arrangements in the event of a change in control of the Company. The primary purpose of these arrangements is to keep our most senior executive officers focused on pursuing corporate transactions that are in the best interests of our stockholders regardless of whether those transactions may result in their own job loss. As such, we believe that these arrangements appropriately align the interests of management and stockholders when considering our long-term future.

In determining payment and benefit levels under the various circumstances triggering the post-employment compensation provisions of the CIC Agreements, the Compensation Committee has drawn a distinction between (i) terminations of employment by us for cause and voluntary terminations of employment without good reason and (ii) terminations of employment by us without cause or by a Named Executive Officer with good reason within two years after (or, in some cases, within six months prior to) a change in control of the Company. Payment in the event of a termination by us without cause or by a Named Executive Officer with good reason in connection a change in control of the Company has been deemed appropriate in light of the benefits to us described above, as well as the likelihood that the Named Executive Officer’s departure is due, at least in part, to circumstances not within his or her control. In contrast, we believe that payments are not appropriate in the event of a termination of employment for cause or a voluntary resignation without good reason because such events often reflect either inadequate performance or a decision by a Named Executive Officer to end his relationship with us.

Payments and benefits in the event of a change in control of the Company are generally payable only if there is a qualifying loss of employment by a Named Executive Officer (commonly referred to as a “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention value following a change in control of the Company and to avoid windfalls, both of which could occur if vesting of either equity or cash-based awards accelerated automatically as a result of the transaction.

In 2019 we reviewed our form of Change in Control Agreement to update the terms and align with current market practice. The Compensation Committee approved the following changes to the form of agreement: (i) add a “best after tax provision” to address any excise taxes under Sections 280G and 4999 of the U.S. tax code; (ii) extend the non-compete period; (iii) include a clawback of benefits if there is a violation of the non-compete covenant, or other restrictive covenants in the agreements; and (iv) delete duplicative provisions and ensure that the terms are clear. Executives, including the Named Executive Officers, entered into this new form of agreement in 2020 with an effective date of March 18, 2020.

2022 PROXY STATEMENT  49

For information on the specific terms and conditions of the CIC Agreements and the post-employment compensation arrangements under the CEO Severance Agreement and our severance policy, see “Potential Payments Upon Termination or Change in Control” below. In addition, for an estimate of the potential payments and benefits payable under these arrangements as of the end of 2021, see “Potential Post-Termination Benefits Table” below.

Compensation-Related Policies

Stock Ownership Guidelines

We maintain stock ownership guidelines for our executive officers, including our Named Executive Officers, and our directors that link their financial interests with the interests of our stockholders. In the case of our executive officers, these guidelines provide that they hold specific beneficial ownership positions in our common stock that are expressed as a dollar value calculated based on a specific multiple of base salary. Pursuant to these guidelines:

•	Our CEO is expected to own shares of our common stock with a value equal to at least six times his base salary; and

•	Our other executive officers, including our Named Executive Officers other than the CEO, are expected to own shares of our common stock with a value equal to at least three times their base salary.

Shares of our common stock used to calculate compliance with the guidelines include direct share purchases on the open market, shares acquired through any employee benefit plan, as well as common stock obtained upon the vesting of restricted stock and the vested “in-the-money” portion of any option to purchase shares of our common stock.

Each executive officer has five years from the date of his or her appointment to an executive officer position to achieve the prescribed ownership level. An executive officer who is promoted into a role which changes the ownership level receives an additional two years to reach the prescribed ownership level. An executive officer who fails to meet the ownership guidelines within the five-year period may not be eligible for further equity awards and must retain 50% of the “after-tax” shares he or she receives from the exercise of options to purchase shares of our common stock, the vesting of stock appreciation rights for shares of our common stock, and the vesting of any other equity awards granted under our equity compensation plans until he or she achieves his or her prescribed ownership level. Currently, all of our Named Executive Officers either meet the ownership requirements of our guidelines or are still within the five-year period to meet the guidelines.

Compensation Recovery (“Clawback”) Policy

Our recoupment policy, which applies to all award recipients, including Named Executive Officers, provides that (a) if the Company is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or (b) it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the termination of the employee’s employment), the Company has the right to (a) cause the forfeiture or cancellation of any unvested and/or vested portion of an option, any unvested restricted shares or RSUs, or any unearned performance shares; (b) cause the transfer of ownership back to the Company of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or RSUs, or cash received as payment for earned performance shares or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares or RSUs and (iv) the sale of any unrestricted shares, along with any other action the Company determines is necessary or appropriate and in the best interest of the Company and its stockholders; and (d) recoup any annual incentive cash-based payouts.

Prohibition on Hedging and Pledging

We have a policy that prohibits “short” sales and the use of derivatives by employees and directors. In addition, we prohibit any equity awards from being sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the recipient until they become vested.

Equity Grant Policy

Our Compensation Committee grants all equity awards to management, including our CEO and other executive officers. Our Board grants equity awards to independent directors based upon the recommendation of our Corporate Governance

50

Committee. Annual awards to executives are granted based on a specified dollar amount, with the number of RSUs, restricted stock award shares or performance shares (other than rTSR performance shares) (as applicable) based upon the closing market price of our stock on the grant date, the number of rTSR performance shares based upon a Monte-Carlo simulation of the value of that award, and with respect to options, using a Black-Scholes calculation aligned with our financial accounting using the closing market price of our stock on the grant date. The exercise price of stock option awards is the closing market price of our stock on the grant date.

Tax and Accounting Matters

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain current and former executive officers. For taxable years beginning before January 1, 2018, qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met. In this latter regard, the compensation income realized upon the exercise of stock options granted under a stockholder-approved stock option plan in taxable years beginning before January 1, 2018, generally would be deductible so long as the options were granted by a committee whose members were non-employee directors and certain other conditions were satisfied.

Pursuant to tax reform legislation that was signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently modified in any material respect), the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, remuneration in excess of $1 million paid to a covered executive or former executive will generally not be deductible unless it qualifies for the transition exception.

In establishing the cash and equity incentive compensation plans and arrangements for our executive officers, including our Named Executive Officers, our Compensation Committee considers a variety of relevant factors, including the potential impact of the Section 162(m) deduction limit. However, our Compensation Committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The deductibility of some types of compensation depends upon the timing of an executive officer’s vesting or exercise of previously granted rights. Further, interpretations of and changes in the tax laws, and other factors beyond our Compensation Committee’s control also affect the deductibility of compensation. Our Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation objectives.

To maintain flexibility to compensate our executive officers in a manner designed to promote our short-term and long-term corporate goals and objectives, our Compensation Committee has not adopted a policy that all compensation must be deductible. Our Compensation Committee believes it is important to maintain cash and equity incentive compensation at the requisite level to attract and retain the individuals essential to our financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limit.

Accounting for Stock-Based Compensation

We follow FASB ASC Topic 718, Compensation - Stock Compensation, for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payments made to our employees and the members of our Board, including options to purchase shares of our common stock and other stock-based awards, based on the grant date “fair value” of these awards. This calculation is performed for financial accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based compensation awards in our income statements over the period that a recipient is required to render services in exchange for the option or other award.

2022 PROXY STATEMENT  51

Compensation Committee Report

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on our review and discussions, we have recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report.

Members of the Compensation Committee Adalio T. Sanchez, Chair James C. Hale III Mary P. Harman Didier R. Lamouche

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Executive Compensation

2021 Summary Compensation Table

The following table sets forth the compensation paid to, earned by or awarded to our Principal Executive Officer, our Principal Financial Officer, the next three most highly compensated executive officers who were serving in such capacity as of December 31, 2021 and one person who ceased to be designated as an executive officer during 2021. We refer to the executive officers included in the “summary compensation table” below collectively as our “Named Executive Officers.” No disclosure is provided for Mr. Almeida for 2019, or for Mr. Puppala for 2019 and 2020, because they were not Named Executive Officers for such fiscal years.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
(a)	(b)	(c)	(d)	(e)	(g)	(i)	(j)
Odilon Almeida	2021	675,000	-	7,249,979	837,000	6,080	8,768,059
President and Chief Executive Officer	2020	547,355	-	6,200,006	253,125	855	7,001,341
	-	-	-	-	-	-	-
Scott W. Behrens	2021	450,000	-	2,599,997	558,000	6,080	3,614,077
Chief Financial Officer	2020	435,000	-	2,199,987	217,500	6,080	2,858,567
	2019	435,000	-	2,200,031	-	5,648	2,640,679
Eve Aretakis	2021	431,837	250,000	1,800,028	539,400	168,329	3,189,594
Chief Revenue Officer	2020	395,000	-	1,249,981	197,500	6,080	1,848,561
	2019	395,000	-	1,649,951	-	5,648	2,050,599
Dennis P. Byrnes	2021	394,583	-	1,499,998	502,200	6,080	2,402,861
Chief Legal Officer	2020	380,000	-	1,299,977	190,000	6,080	1,876,057
	2019	380,000	-	1,299,994	-	5,648	1,685,642
Jeremy M. Wilmot	2021	375,000	250,000	1,300,000	465,000	159,646	2,549,645
Chief Product Officer	2020	375,000	-	1,099,993	187,500	6,080	1,668,573
	2019	360,000	-	1,599,946	-	5,648	1,965,594
Ram K. Puppala	2021	175,565	349,700	526,015	212,833	318,456	1,582,569
Chief Technology Officer	2020	-	-	-		-	-

Column (f) to this table entitled “Option Awards” has been omitted because none of the Named Executive Officers received Option Awards. Column (h) to this table entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” has been omitted because the nonqualified deferred compensation plan earnings were not preferential or above market.

(1)	Base salary for Mr. Almeida 2020 is prorated from 3/9/2020 to 12/31/2020; and for Mr. Puppala 2021 base salary is prorated from his hire date 7/28/2021 to 12/31/2021.
(2)

Relocation Bonus consists of a lump-sum payment of $250,000 to cover all costs related to Mrs. Aretakis and Mr. Wilmot relocation to ACI’s headquarters in 2021. Mr. Puppala received a relocation bonus of $100,000 and a hiring sign-on bonus of $249,700.

(3)

The amounts in column (e) reflect the aggregate grant date fair value of the RSU awards and the performance share awards granted during the respective fiscal year as computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts shown do not correspond to the actual value that will be recognized by a Named Executive Officer. For service-based RSUs, the grant date fair value was determined using the closing share price of our common stock on the date of grant. Because our PSUs are based on the market-related TSR performance, which is not subject to probable or maximum outcome assumptions, the full grant date fair value for the market-related TSR awards for the entire performance cycle is included in the amounts shown for the year of grant and was determined using a Monte Carlo simulation model.

(4)	The amounts in column (g) reflect compensation paid under the Company’s STIP program for the respective fiscal year.
(5)	All Other Compensation includes the following payments or accruals for each Named Executive Officer.

Name of Executive	Taxes Paid by the Company ($)(1)	Employer Contributions to the 401(k) Plan ($)	MBA Tuition Reimbursement ($)(2)	Premiums for Long-Term Disability Insurance ($)	Total ($)
Odilon Almeida	-	5,000	-	1,080	6,080
Scott W. Behrens	-	5,000	-	1,080	6,080
Eve Aretakis	162,249	5,000	-	1,080	168,329
Dennis P. Byrnes	-	5,000	-	1,080	6,080
Jeremy M. Wilmot	153,566	5,000	-	1,080	159,646
Ram K. Puppala	260,681	0	57,325	450	318,456

2022 PROXY STATEMENT  53

(1)

These amounts are ACI’s payment of taxes incurred in connection with the relocation bonuses of $250,000 to cover all costs related to Mrs. Aretakis and Mr. Wilmot relocation to ACI’s headquarters in 2021; In the case of Mr. Puppala this amount represents the taxes incurred in connection with his new hire offer which included a $100,000 relocation bonus, tuition reimbursement of $57,325 in 2021 and a sign on bonus of $249,700.

(2)	Mr. Puppala received a tuition fee reimbursement of $57,325 for continuation of his MBA program plus additional payment for income taxes owed on this reimbursement.

For information regarding the applicable terms of our Severance Pay Plan as they relate to the Named Executive Officers, as well as the CEO Severance Agreement, see “Potential Payments Upon Termination or Change in Control” below. For information regarding the amount of salary and annual incentive compensation in proportion to the total compensation of our Named Executive Officers, see the “Compensation Discussion and Analysis.”

2021 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(l)
Odilon Almeida
-Cash Incentive	-	168,750	675,000	1,350,000	-	-	-	-	-
-Restricted Share Units	3/1/2021	-	-	-	-	-	-	64,469	2,537,500
-rTSR Performance Share Units	3/1/2021	-	-	-	46,566	93,132	186,264	-	4,712,479
Scott W. Behrens
-Cash Incentive	-	112,500	450,000	900,000	-	-	-	-	-
-Restricted Share Units	3/1/2021	-	-	-	-	-	-	33,028	1,299,982
-rTSR Performance Share Units	3/1/2021	-	-	-	12,846	25,692	51,384		1,300,015
Eve Aretakis
-Cash Incentive	-	108,750	435,000	870,000	-	-	-	-	-
-Restricted Share Units	3/1/2021	-	-	-	-	-	-	22,866	900,006
-rTSR Performance Share Units	3/1/2021	-	-	-	8,894	17,787	35,574	-	900,022
Dennis P. Byrnes
-Cash Incentive	-	101,250	405,000	810,000	-	-	-	-	-
-Restricted Share Units	3/1/2021	-	-	-	-	-	-	19,055	750,005
-rTSR Performance Share Units	3/1/2021	-	-	-	7,411	14,822	29,644	-	749,993
Jeremy Wilmot
-Cash Incentive	-	93,750	375,000	750,000	-	-	-	-	-
-Restricted Share Units	3/1/2021	-	-	-	-	-	-	16,514	649,991
-rTSR Performance Share Units	3/1/2021	-	-	-	6,423	12,846	25,692	-	650,008
Ram Puppala
-Cash Incentive	-	102,500	410,000	820,000	-	-	-	-	-
-Restricted Share Units	11/8/2021	-	-	-	-	-	-	16,625	526,015

(1)

The amounts shown are possible payouts under the 2021 STIP. The amount shown in column (c) is the payout for threshold performance; the amount in column (d) is the payout for on-target performance; and the amount in column (e) is the payout for maximum performance. For more information regarding these awards, see “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Awards.”

(2)

The awards shown in columns (f) through (h) reflect shares of our common stock issuable in connection with rTSR Performance Share Awards granted to our Named Executive Officers in 2021. These awards were granted pursuant to the terms of the 2020 Equity and Incentive Compensation Plan. These awards will be earned, if at all, based upon the achievement, over a defined performance period, of applicable performance objectives, as further described above under “Compensation Discussion and Analysis—Compensation Elements—Long-Term Incentive Compensation.” The amount in column (f) is the number of shares issuable for threshold performance; the amount in column (g) is the number of shares issuable for on-target performance; and the amount in column (h) is the number of shares issuable for maximum performance.

(3)

The awards shown in column (i) reflect RSUs granted to our Named Executive Officers in 2021, as further described above under “Compensation Discussion and Analysis—Compensation Elements—Annual Cash Incentive Awards.”

(4)

The grant date fair value of each equity award granted during 2021 was computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For equity awards that are subject to performance conditions, the amounts reflected in column (l) reflect the value at the grant date based upon the probable outcome of such conditions and this amount is consistent with the estimate of the aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The probable outcome used for the calculation of the performance shares granted during 2021 is based on the achievement of target performance for each metric.

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Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth the outstanding equity awards for each of our Named Executive Officers for the year ended December 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year End
	Option Awards(1)					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)		Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
(a)		(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
Odilon Almeida	03/01/2021 03/17/2020	- -	- -	- -	- -	64,469 56,888		2,237,074 1,974,014	93,132 134,289	(4) (5)	3,231,680 4,659,828
Scott W. Behrens	03/01/2021 03/17/2020 03/04/2019 02/21/2017 02/23/2016 01/26/2015 12/12/2013 12/03/2012	- - - 64,000 72,333 94,488 39,540 55,524	- - - - - - - -	- - - 20.12 17.89 19.08 20.51 14.27	- - - 02/21/2027 02/23/2026 01/26/2025 12/12/2023 12/03/2022	33,028 28,837 11,087 - - - - -		1,146,072 1,000,644 384,719 - - - - -	25,692 36,654 22,965 - - - - -	(4) (5) (6)	891,512 1,271,894 796,886 - - - - -
Eve Aretakis	03/01/2021 03/17/2020 03/04/2019 02/21/2017	- - - 40,000	- - - -	- - - 20.12	- - - 02/21/2027	22,866 16,384 5,795 -		793,450 568,525 201,087 -	17,787 20,826 12,004 -	(4) (5) (6)	617,209 722,662 416,539 -
Dennis P. Byrnes	03/01/2021 03/17/2020 03/04/2019 02/21/2017 02/23/2016 01/26/2015 12/12/2013 12/03/2012	- - - 64,000 108,499 62,992 39,540 55,524	- - - - - - - -	- - 20.12 17.89 19.08 20.51 14.27	- - - 02/21/2027 02/23/2026 01/26/2025 12/12/2023 12/03/2022	19,055 17,040 6,551 - - - - -		661,209 591,288 227,320 - - - - -	14,822 21,659 13,570 - - - - -	(4) (5) (6)	514,323 751,567 470,879 - - - - -
Jeremy Wilmot	03/01/2021 03/17/2020 03/04/2019 02/21/2017 02/23/2016 01/26/2015 12/12/2013 12/03/2012	- - - 40,000 43,400 37,795 21,747 9,255	- - - - - - - -	- - - 20.12 17.89 19.08 20.51 14.27	- - - 02/21/2027 02/23/2026 01/26/2025 12/12/2023 12/03/2022	16,514 14,418 5,543 - - - - -		573,036 500,305 192,342 - - - - -	12,846 18,327 11,482 - - - - -	(4) (5) (6)	445,756 635,947 398,425 - - - - -
Ram Puppala	11/08/2021	-	-	-	-	16,625	(7)	576,887	-		-

(1)	Column (d) to this table entitled “Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options” has been omitted because no shares are reportable thereunder.
(2)	Unless otherwise noted, all restricted stock units become exercisable as follows: One-third on each of the first three anniversaries of the date of grant.
(3)

The market value of the stock awards that have not vested is calculated by multiplying the number of shares set forth in column (g) or (i) (as applicable) by the closing price of our common stock at December 31, 2021, $34.70 per share.

(4)

2021 LTIP Performance Shares that have a three-year performance period (2021 – 2023) and vest, if at all, following December 31, 2023, based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(5)

2020 LTIP Performance Shares that have a three-year performance period (2020 – 2022) and vest, if at all, following December 31, 2022, based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(6)

2019 LTIP Performance Shares that have a three-year performance period (2019 – 2021) and vest, if at all, following December 31, 2021, based on relative total shareholder return versus the applicable peer group. The number of shares denoted is the number issuable for on-target performance.

(7)	Mr. Puppala’s restricted stock units vest in substantially equal installments on each of the first two anniversaries of the grant date.

2022 PROXY STATEMENT  55

2021 Option Exercises and Stock Vested

The following table sets forth option exercises and stock vested for each of our Named Executive Officers for the year ended December 31, 2021.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
(a)	(b)	(c)	(d)	(e)
Odilon Almeida	-	-	28,444	1,126,382
Scott W Behrens	60,150	1,327,502	84,117	3,420,048
Eve Aretakis	-	-	62,973	2,538,706
Dennis P Byrnes	60,150	1,327,319	68,599	2,806,432
Jeremy M. Wilmot	-	-	55,878	2,246,497
Ram Puppala	-	-	-	-

(1)

The amounts in column (c) were calculated by determining the difference between the market price of the underlying shares at exercise and the exercise price of the options. The amounts in column (e) were calculated by multiplying the number of vested shares by the closing price per share of ACI common stock on the vesting date.

2021 Nonqualified Deferred Compensation

Name	Executive Contributions in 2021 ($) (b)(1)	Registrant Contributions in 2021 ($) (c)	Aggregate Earnings in 2021 ($) (d)(2)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
Odilon Almeida	-	-	-	-	-
Scott W Behrens	-	-	-	-	-
Eve Aretakis	-	-	-	-	-
Dennis P. Byrnes	$271,000	-	$417,674	-	$1,970,368
Jeremy M. Wilmot	-	-	-	-	-
Ram Puppala	-	-	-	-	-

(1)	The amount reported in this column is reported as “Salary” in the 2021 Summary Compensation Table.
(2)	The amount reported in this column is not reported in the 2021 Summary Compensation Table, because the earnings are not above-market or preferential.

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Potential Payments Upon Termination or Change in Control

CEO Severance Agreement

We entered into the CEO Severance Agreement with our CEO, Mr. Almeida, upon commencement of his employment, which agreement expired on March 8, 2022, the second anniversary of Mr. Almeida’s commencement of employment with the Company. However, such CEO Severance Agreement was in effect for the entirety of 2021, and would have governed the benefits to which Mr. Almeida would have been entitled in the event of a termination of employment without cause (other than in connection with a change in control) on December 31, 2021. Therefore, although Mr. Almeida became a participant in our severance policy following the expiration of the CEO Severance Agreement, the quantitative disclosure below under “Potential Post-Termination Benefits Table” reflects the benefits to which he would have been entitled under the CEO Severance Agreement on the various indicated events.

The CEO Severance Agreement provided that if our CEO’s employment was terminated by the Company other than for cause, death, disability, or our CEO terminated employment for good reason, until March 8, 2022, our CEO would be entitled to receive from ACI certain payments and benefits, contingent upon the receipt of a release of claims as set forth in the CEO Severance Agreement. The Company would pay to our CEO, in a lump sum in cash within 60 calendar days after the termination date, the aggregate of the following amounts: (A) the sum of (i) our CEO’s base salary through the termination date to the extent not theretofore paid and (ii) any accrued vacation pay to the extent not theretofore paid; and (B) the amount equal to the product of (i) 1.5 and (ii) the sum of (x) our CEO’s annual base salary and (y) the target annual bonus; (2) for 18 months after the termination date, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy (the “Benefit Continuation Period”), the Company would continue benefits to our CEO and/or our CEO’s family at least equal to, and at the same after-tax cost to our CEO and/or our CEO’s family, as those that would have been provided to them in accordance with the plans, programs, practices and policies in effect at the termination date; provided, however, that, the medical, dental, prescription drug and vision benefits provided during the Benefit Continuation Period would be provided in such a manner that such benefits (and the costs and premiums thereof) would be excluded from our CEO’s income for federal income tax purposes (if the Company reasonably determined that providing continued coverage under one or more of its welfare plans contemplated herein could be taxable to our CEO, the Company would provide such benefits at the level required hereby through the purchase of individual coverage); and, provided, further, that if our CEO became reemployed with another employer and was eligible to receive such benefits under another employer provided plan, the medical and other welfare benefits described herein would be secondary to those provided under such other plan during such applicable period of eligibility. Termination of employment by our CEO for good reason shall constitute an involuntary termination under the performance share award agreements between the Company and our CEO.

Severance Policy

For Named Executive Officers, we adopted a severance policy which we refer to as our Severance Pay Plan. That policy provides severance, medical and dental continuation benefits to eligible employees. Under the Plan, all members of the Executive Leadership Team other than our CEO participated during 2021, and, following the expiration of the CEO Severance Agreement on March 8, 2022, our CEO also participates. Participating Named Executive Officers are eligible to receive one year’s worth of base salary, target bonus, and a one-year continuation of benefits and outplacement services effective from July 1, 2021.

Change in Control Agreements

We have entered into a Change in Control Agreement (the “CIC Agreement”) with each of our Named Executive Officers (each an “Executive” for purposes of this section). The CIC Agreement has an initial term of two years and is extended by two years on each anniversary of the effective date unless proper notice is provided to the Executive.

The CIC Agreement provides that ACI will employ the Executive for a two-year period following a change in control (as defined in the CIC Agreement) (the “Employment Period”). During the Employment Period, ACI will (i) pay the Executive a base salary equal to the highest annual rate of base salary paid or payable to the executive for the 12-month period prior to the change in

2022 PROXY STATEMENT  57

control, (ii) award the Executive for each fiscal period during the Employment Period total annual and quarterly bonus opportunities equal to at least the executive’s target annual and quarterly bonus opportunities for the year in which the change in control occurs, and (iii) allow the Executive opportunities to participate in ACI’s incentive, savings and retirement plans to an extent no less favorable than opportunities provided for by ACI in the 120-day period prior to the effective date of any change in control.

The CIC Agreement also sets forth our obligations in the event the Executive’s employment terminates during the Employment Period. The following is a summary of such obligations.

Termination of Employment by the Company Other Than for Cause or by the Executive for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated during the Employment Period other than for cause or the Executive’s death or disability, or the Executive terminates employment for good reason, the Executive will be entitled to receive from ACI certain payments and benefits, contingent upon the receipt of a release of claims as set forth in the CIC Agreement. These payments and benefits include (i) the lump sum of (a) the Executive’s unpaid current-year annual base salary through the date of termination, a portion of current-year bonus based on the current-year target annual bonus, prorated through the date of termination, and any accrued and unpaid vacation pay (together, the “Accrued Obligations”), plus (b) two or, in the case of our CEO only, three times, the sum of the annual base salary and target annual bonus; (ii) continued participation at ACI’s cost in welfare benefits plans in which the Executive would have been participating for two or, in the case of our CEO only, three years, from the date of termination or until the Executive receives equivalent benefits from a subsequent employer, in which case, welfare benefits plans provided pursuant to the CIC Agreement shall be secondary to those provided under such other plans during the applicable period of eligibility; (iii) outplacement services at ACI’s sole expense, not to exceed $50,000; (iv) any unpaid amounts that are vested benefits or that the Executive is otherwise entitled to receive under any plan, policy, practice, program, or any other contract or agreement with ACI or the affiliated companies at or subsequent to the date of termination (the “Other Benefits”); and (v) the Executive shall become fully vested and entitled to immediately exercise (if applicable), all stock-based awards, granted to the Executive under any plans or agreement of ACI.

Death

If the Executive’s employment is terminated by reason of the Executive’s death, we must provide the Executive’s estate or beneficiaries with the Accrued Obligations and the timely payment or delivery of the Other Benefits and will have no other severance obligations under the CIC Agreement.

Disability

If the Executive’s employment is terminated by reason of the Executive’s disability, we must provide the Executive with the Accrued Obligations and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement.

Termination of Employment for Cause or by Executive Other Than for Good Reason

The CIC Agreement provides that if the Executive’s employment is terminated for cause, ACI shall provide the Executive with the executive’s annual base salary through the date of termination, and the timely payment or delivery of the Other Benefits and shall have no other severance obligations under the CIC Agreement. If the Executive voluntarily terminates employment, excluding a termination for good reason, ACI shall provide to the Executive the Accrued Obligations and the timely payment or delivery of the Other Benefits, and shall have no other severance obligations under the CIC Agreement.

No Tax Gross-Up

The CIC Agreement does not require ACI to pay the Executive any gross-up payments for excise taxes that may be imposed upon the Executive as a result of any payments made pursuant to the CIC Agreement. Instead, the CIC Agreements provide for a “best results” provision, which can, in certain circumstances, reduce the amount of payments to an Executive contingent on a change in control, if such reduction would provide the Executive a higher payment net of taxes, including the “Golden Parachute” tax under Section 280G of the Internal Revenue Code.

Acceleration of Equity Awards

No awards accelerate upon a “single trigger” Change in Control.

58

Non-solicitation and Non-Competition Provisions

During the Employment Period and for a period of one year following termination of employment, each Executive agrees not to (i) enter into or engage in any business that competes with ACI’s business within a specified restricted territory; (ii) solicit customers with whom the Executive had any contact or for which such Executive had any responsibility (either direct or supervisory) at the date of termination or at any time during the one year prior to such date of termination, whether within or outside of the restricted territory, or solicit business, patronage or orders for, or sell, any products and services in competition with, or for any business that competes with ACI’s business within the restricted territory; (iii) divert, entice or otherwise take away any customers, business, patronage or orders of ACI within the restricted territory, or attempt to do so; (iv) promote or assist, financially or otherwise, any person, firm, association, partnership, corporation or other entity engaged in any business that competes with ACI’s business within the restricted territory; or (v) solicit, induce or attempt to solicit or induce any employee(s), sales representative(s), agent(s) or consultant(s) of ACI and/or its affiliated companies to terminate their employment, representation or other association with ACI and/or its affiliated companies, provided that the foregoing shall not apply to general advertising not specifically targeted at employees, sales representatives, agents or consultants of ACI and/or its affiliated companies.

Release

As a condition to receiving any of the severance benefits under the CIC Agreements, the Executive is required to release ACI and its employees from all claims that the Executive may have against them.

Post-Termination Benefits Under Incentive Plans

Short-Term Incentive Plan Terms

Under the 2021 STIP, to be entitled to a payment, the executive, including our Named Executive Officers, must be employed by ACI on the date of payment. If employment with ACI is terminated for any reason prior to the payment date, the executive will not be eligible for a bonus under the 2021 STIP and the executive forfeits all rights to such payment except to the extent otherwise provided by ACI (including under the CIC Agreements).

The individual award agreements with each executive officer, including our Named Executive Officers, related to the 2021 STIP program, grant ACI the right to require an executive officer to forfeit his or her right to payment or to reimburse ACI for any payments previously paid, along with any other action ACI deems necessary or appropriate, in the event it is determined that the executive officer engaged in misconduct in the course of his or her employment.

Equity Incentive Plan Terms

Performance Shares. The award agreements for performance shares generally provide that if an employee, including a Named Executive Officer, voluntarily terminates employment with ACI prior to payment of the performance shares, all performance shares are forfeited. In the event of death, disability, or termination of employment by the Company without cause, the award agreements generally provide that ACI will provide the employee a pro-rata portion of the performance shares during the full fiscal quarters completed during the applicable performance period until the date of termination based on the shares earned through the end of the full performance period. Such amounts will be paid as soon as practicable after determination of the number of shares earned under the PSU. Upon the close of a change in control, the performance period for our TSR PSUs will be truncated and the actual performance will be measured. The earned awards will then convert to RSUs with a vesting schedule equal to the PSAs. A copy of the form of LTIP Performance Shares Agreement used to grant performance shares to employees, including our Named Executive Officers, under the 2020 Incentive Plan was filed as Exhibits 10.10, 10.12 and 10.23 to our Annual Report filed February 25, 2021.

RSUs. The award agreements for RSUs generally provide that if any employee, including a Named Executive Officer, voluntarily terminates employment with ACI, the employee forfeits all unvested RSUs. However, the award agreements also generally provide that if the employee’s employment terminates due to death or disability, all RSUs will immediately vest upon the employee’s termination due to death or disability. A copy of the form of RSU Award Agreement used to grant RSUs to employees, including our Named Executive Officers, under the 2020 Incentive Plan was filed as Exhibit 10.22 to our Annual Report filed February 25, 2021.

2022 PROXY STATEMENT  59

Forfeiture and Right of Recoupment

Our recoupment policy, which applies to all award recipients, including Named Executive Officers, provides that (a) if ACI is required to restate its consolidated financial statements because of material noncompliance due to irregularities with the federal securities laws, which restatement is due, in whole or in part, to the misconduct of the employee, or (b) it is determined that the employee has otherwise engaged in misconduct (whether or not such misconduct is discovered prior to the termination of the employee’s employment), ACI has the right to (a) cause the forfeiture or cancellation of any unvested and/or vested portion of an option, any unvested restricted shares or RSUs, or any unearned performance shares; (b) cause the transfer of ownership back to ACI of any vested shares not subject to transfer restrictions, common shares issued as payment for earned performance shares or RSUs, or cash received as payment for earned performance shares or RSUs; (c) recoup any proceeds from (i) the exercise or vesting of an option, (ii) the vesting of the restricted shares, (iii) the sale of shares of our common stock issued pursuant to the exercise of the option or as payment for earned performance shares or RSUs and (iv) the sale of any unrestricted shares, along with any other action ACI determines is necessary or appropriate and in the best interest of ACI and its stockholders; and (d) recoup any annual incentive cash-based payouts.

Potential Post-Termination Benefits Table

The table below quantifies certain compensation and benefits that would have become payable to our Named Executive Officers in the event such executive officer’s employment had terminated on December 31,2021 under various circumstances.

The estimates set forth in the table below are based on our Named Executive Officers’ compensation and service levels as of such date and, if applicable, the closing stock price of our common stock on December 31, 2021, the last trading day of 2021, which was $34.70. These benefits are in addition to benefits generally available to salaried employees such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed to our Named Executive Officers may be different. Factors that could affect these amounts include the timing of any such event and our stock price.

60

	By Executive		By ACI
Compensation Program	For Good Reason ($)	Other Than Good Reason ($)	For Cause ($)	Without Cause ($)	Death ($)	Disability ($)	Involuntary or For Good Reason After Change in Control ($)
Cash Severance:
Odilon Almeida	2,025,000	-	-	2,025,000	-	-	4,050,000
Scott W. Behrens	-	-	-	900,000	-	-	1,800,000
Eve Aretakis	-	-	-	870,000	-	-	1,740,000
Dennis P. Byrnes	-	-	-	810,000	-	-	1,620,000
Jeremy M. Wilmot	-	-	-	750,000	-	-	1,500,000
Ram K. Puppala	-	-	-	820,000	-	-	1,640,000
Bonus Payment(1):
Odilon Almeida	-	-	-	-	-	-	675,000
Scott W. Behrens	-	-	-	-	-	-	450,000
Eve Aretakis	-	-	-	-	-	-	435,000
Dennis P. Byrnes	-	-	-	-	-	-	405,000
Jeremy M. Wilmot	-	-	-	-	-	-	375,000
Ram K. Puppala	-	-	-	-	-	-	410,000
RSUs:
Odilon Almeida	-	-	-	-	4,211,088	4,211,088	4,211,088
Scott W. Behrens	-	-	-	-	2,531,434	2,531,434	2,531,434
Eve Aretakis	-	-	-	-	1,563,062	1,563,062	1,563,062
Dennis P. Byrnes	-	-	-	-	1,479,816	1,479,816	1,479,816
Jeremy M. Wilmot	-	-	-	-	1,265,683	1,265,683	1,265,683
Ram K. Puppala	-	-	-	-	576,888	576,888	576,888
Performance Shares(2):
Odilon Almeida	3,396,714	-	-	3,396,714	3,396,714	3,396,714	7,891,509
Scott W. Behrens	-	-	-	1,941,986	1,941,986	1,941,986	2,960,292
Eve Aretakis	-	-	-	1,104,050	1,104,050	1,104,050	1,756,410
Dennis P. Byrnes	-	-	-	1,143,365	1,143,365	1,143,365	1,736,770
Jeremy M. Wilmot	-	-	-	970,975	970,975	970,975	1,480,129
Ram K. Puppala	-	-	-	-	-	-	-
Health & Welfare Benefits Continuation:
Odilon Almeida	12,902	-	-	12,902	-	-	22,021
Scott W. Behrens	-	-	-	25,880	-	-	39,473
Eve Aretakis	-	-	-	15,989	-	-	29,217
Dennis P. Byrnes	-	-	-	23,540	-	-	47,196
Jeremy M. Wilmot	-	-	-	23,540	-	-	45,988
Ram K. Puppala	-	-	-	23,540	-	-	19,690
Outplacement Services:
Odilon Almeida	-	-	-	-	-	-	50,000
Scott W. Behrens	-	-	-	-	-	-	50,000
Eve Aretakis	-	-	-	-	-	-	50,000
Dennis P. Byrnes	-	-	-	-	-	-	50,000
Jeremy M. Wilmot	-	-	-	-	-	-	50,000
Ram K. Puppala	-	-	-	-	-	-	50,000
Totals:
Odilon Almeida	5,434,615	-	-	5,434,615	7,607,802	7,607,802	16,899,618
Scott W. Behrens	-	-	-	2,867,865	4,473,420	4,473,420	7,831,199
Eve Aretakis	-	-	-	1,976,905	2,623,181	2,623,181	5,338,782
Dennis P. Byrnes	-	-	-	1,990,039	2,667,111	2,667,111	5,573,688
Jeremy M. Wilmot	-	-	-	1,744,515	2,236,658	2,236,658	4,716,799
Ram K. Puppala	-	-	-	843,540	576,888	576,888	2,696,577

2022 PROXY STATEMENT  61

(1)

Bonus Payment represents the amount to be paid under “Accrued Obligations” which is the product of (x) the target annual bonus and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination and the denominator of which is 365. The termination date is assumed to be on the last day of the year that results in a bonus payment equal to the full target annual bonus.

(2)	The estimated pro-rata portion of performance shares (assuming target performance) set forth in this table includes the performance shares granted on March 4, 2019, March 17, 2020, and March 1, 2021.

62

Pay Ratio Disclosure

Our CEO to median employee pay ratio is approximately 114:1 and was calculated in accordance with Item 402(u) of Regulation S-K. We believe this ratio to be a reasonable estimate, based upon the assumptions and adjustments described below.

We identified the employee with compensation at the median of the annual total compensation of all of our employees by examining the calendar year total cash compensation between January 1, 2021 and December 31, 2021 (using December 31, 2021 as the “median employee determination date”), including salary or wages plus overtime paid, and any earned cash incentive compensation for 2021, for all individuals, excluding Mr. Almeida, who were employed by us (including our consolidated subsidiaries) on the median employee determination date, whether employed on a full-time, part-time, seasonal or temporary basis, subject to the application of the “de minimis” exemption as described below.

For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using currency exchange rates in effect on the median employee determination date.

For employees on a leave of absence, we calculated compensation on an annualized basis, but avoided creating full-time equivalencies. However, we did not include employees absent on an unpaid leave of absence for the entire measurement period (i.e., all of 2021).

For employees hired between January 2, 2021 and the median employee determination date, we calculated their salary or wages as if they had been employed for the entire measurement period, again avoiding full-time equivalencies.

The de minimis exemption allows us to exclude up to 5% of our total employees who are non-U.S. employees. Our total number of employees, including U.S. and non-U.S. employees, as of the median employee determination date was 3,413, and we used this number to calculate the maximum number of employees excludable under the de minimis exemption. Accordingly, in identifying the median employee, we used the de minimis exemption to exclude the following approximate numbers of employees who were employed in the following countries:

Excluded Country	Employees	Excluded Country	Employees	Excluded Country	Employees
Argentina	8	Greece	1	South Korea	2
Austria	16	Hong Kong	4	Sweden	4
Belgium	4	Indonesia	2	Switzerland	1
Chile	6	Japan	20	Taiwan	6
China	9	Netherlands	17	Thailand	3
Croatia	2	New Zealand	12	United Arab Emirates	21
Ecuador	1	Philippines	6	Uruguay	11
Finland	1	Spain	20

Using the median employee based on the methodology described above, we calculated annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our named executive officers in the “Total” column of the 2021 Summary Compensation Table, set forth above in this proxy statement.

As disclosed in the 2021 Summary Compensation Table, the annual total compensation for fiscal year 2021 for our CEO was $8,768,059. The annual total compensation for the median employee for fiscal year 2021 was $76,657. The resulting ratio of our CEO’s annual total compensation to the annual total compensation of our median employee for fiscal year 2021 is approximate.

2022 PROXY STATEMENT  63

Certain Relationships and Related Transactions

Review and Approval of Related Person Transactions

Pursuant to the Audit Committee charter, any proposed related person transaction is to be submitted to the Audit Committee for review and approval, and no such transaction may be entered into without the Audit Committee’s prior approval. A “related person transaction” is a transaction between us and a related person in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which the related person has or will have a direct or indirect material interest. Related persons include our directors, executive officers, their respective immediate family members and 5% beneficial owners of our common stock. The Audit Committee reviews and considers each transaction in light of the specific facts and circumstances presented.

Compensation Committee

Interlocks and Insider Participation

During 2021, James C. Hale, Mary P. Harman, Didier R. Lamouche and Adalio T. Sanchez served on the Compensation Committee. No member of the Compensation Committee was at any time during 2021, or at any other time, an officer or employee of ACI. None of our executive officers currently serves, or in 2021 has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any other company that has one or more of its executive officers serving on our Board or Compensation Committee.

Delivery of Documents to Stockholders Sharing an Address

A number of brokers with account holders who are ACI stockholders will be “householding” our proxy materials. A single Internet Availability Notice, set of proxy materials or annual report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Internet Availability Notice and/or separate proxy statement and annual report, please notify your broker and direct your written request to ACI’s office located at 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134 or call (305) 894-2200. ACI undertakes to deliver promptly to a stockholder upon such written or oral request a separate Internet Availability Notice, set of proxy materials or annual report. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

64

Annual Report

Stockholders may obtain a copy of our Annual Report and a list of the exhibits thereto without charge by written request delivered to ACI, Attn: Investor Relations, 2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134 Our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, are available free of charge on our website at aciworldwide.com as soon as reasonably practicable after we file such information electronically with the SEC.

Stockholder Communications with our Board

Communications from stockholders to our Board, including stockholder director recommendations as well as stockholder proposals submitted in accordance with the procedures described in this Proxy Statement, may be delivered to our Secretary at2811 Ponce de Leon Blvd, PH 1, Coral Gables, Florida 33134; or via telephone to (305) 894-2200. These communications will be received by our Secretary, who will forward them to the appropriate members of our Board.

2022 PROXY STATEMENT  65

Other Matters

Our Board does not know of any matters that are to be presented at the Annual Meeting other than those stated in the Notice of Annual Meeting and referred to in this Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the proxies in the accompanying form will be voted as the persons named therein may determine in their discretion.

By Order of the Board of Directors

66

Appendix A

To supplement our financial results presented on a GAAP basis, we use the non-GAAP measure indicated in the table, which excludes significant transaction-related expenses, as well as other significant non-cash expenses such as depreciation, amortization, and stock-based compensation, that we believe are helpful in understanding our past financial performance and our future results. The presentation of these non-GAAP financial measures should be considered in addition to our GAAP results and are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way to view aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business.

Adjusted EBITDA is a non-GAAP financial measure defined as net income plus income tax expense (benefit), net interest income (expense), net other income (expense), depreciation, amortization and stock-based compensation, as well as significant transaction-related expenses. Adjusted EBITDA should be considered in addition to, rather than as a substitute for, net income. The following is a reconciliation of Adjusted EBITDA to net income for the years ended December 31, 2021 and 2020:

Adjusted EBITDA (millions)	Years Ended December 31,
	2021	2020
Net income	$127.8	$72.7
Plus:
Income tax expense	47.3	26.0
Net interest expense	33.5	45.0
Net other (income) expense	1.3	1.1
Depreciation expense	20.9	24.7
Amortization expense	112.5	115.6
Non-cash stock-based compensation expense	27.2	29.6

Adjusted EBITDA before significant transaction-related expenses	$370.5	$314.7
Significant transaction-related expenses:
Employee related actions	10.3	24.3
Facility closures	-	10.2
Other	3.1	10.1

Adjusted EBITDA	$383.9	$359.3

2022 PROXY STATEMENT  A-1

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:INTERNETGo To: www.proxypush.com/ACIW" Cast your vote onlineP.O. BOX 8016, CARY, NC 27512-9903 " Have your Proxy Card ready" Follow the simple instructions to record your votePHONE Call 1-866-390-5392" Use any touch-tone telephone" Have your Proxy Card ready" Follow the simple recorded instructionsMAIL" Mark, sign and date your Proxy Card" Fold and return your Proxy Card in the postage-paid envelope providedYou must register to attend the meeting online and/or participate at www.proxydocs.com/ACIWGo Green! To receive documents via e-mail, simply go to: www.proxydocs.com/ACIWACI Worldwide, Inc.Annual Meeting of StockholdersFor Stockholders of record as of April 8, 2022TIME: Wednesday, June 1, 2022 10:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ACIW for more detailsThis proxy is being solicited on behalf of the Board of DirectorsThe undersigned hereby appoints Craig Maki and John Kraft (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of ACI Worldwide, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS' RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

ACI Worldwide, Inc.Annual Meeting of StockholdersPlease make your marks like this: XTHE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3BOARD OF DIRECTORSPROPOSAL YOUR VOTE RECOMMENDS1. Election of DirectorsFOR AGAINST ABSTAIN1.01 Odilon Almeida FOR#P2# #P2# #P2#1.02 Charles K. Bobrinskoy FOR#P3# #P3# #P3#1.03 Janet O. Estep FOR#P4# #P4# #P4#1.04 James C. Hale III FOR#P5# #P5# #P5#1.05 Mary P. Harman FOR#P6# #P6# #P6#1.06 Didier R. Lamouche FOR#P7# #P7# #P7#1.07 Charles E. Peters, Jr. FOR#P8# #P8# #P8#1.08 Adalio T. Sanchez FOR#P9# #P9# #P9#1.09 Thomas W. Warsop III FOR#P10# #P10# #P10#1.10 Samir M. Zabaneh FOR#P11# #P11# #P11#FOR AGAINST ABSTAIN2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public FOR accounting firm for 2022; #P12# #P12# #P12#3. To conduct an advisory vote to approve named executive officer compensation; and FOR#P13# #P13# #P13#4. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.You must register to attend the meeting online and/or participate at www.proxydocs.com/ACIWAuthorized Signatures - Must be completed for your instructions to be executed.Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.Signature (and Title if applicable) Date Signature (if held jointly) Date